Exhibit 10.1

DEBTOR IN POSSESSION

CREDIT AGREEMENT

dated as of

December 17, 2015

among

MAGNUM HUNTER RESOURCES CORPORATION,
as Borrower,

CANTOR FITZGERALD SECURITIES,
as Administrative Agent and Collateral Agent,

and

THE LENDERS PARTY HERETO

i

ARTICLE IX Miscellaneous		77

Section 9.01.	Notices; Electronic Communications	77
Section 9.02.	Survival of Agreement	79
Section 9.03.	Binding Effect	80
Section 9.04.	Successors and Assigns	80
Section 9.05.	Expenses; Indemnity	84
Section 9.06.	Right of Setoff	85
Section 9.07.	Applicable Law	86
Section 9.08.	Waivers; Amendment	86
Section 9.09.	Interest Rate Limitation	87
Section 9.10.	Entire Agreement	87
Section 9.11.	WAIVER OF JURY TRIAL	87
Section 9.12.	Severability	87
Section 9.13.	Counterparts	88
Section 9.14.	Headings	88
Section 9.15.	Jurisdiction; Consent to Service of Process	88
Section 9.16.	Confidentiality	89
Section 9.17.	Lender Action	89
Section 9.18.	USA PATRIOT Act Notice	89
Section 9.19.	Option to Purchase	90
Section 9.20.	Additional Funding	90
Section 9.21.	DIP Orders	90
Section 9.22.	Other Financings	90

Exhibit A Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Interim Order
Exhibit E-1	Form of Security Agreement
Exhibit E-2	Form of Guaranty
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Joinder Agreement
Exhibit H-1	Form of U.S. Tax Compliance Certificate
Exhibit H-2	Form of U.S. Tax Compliance Certificate
Exhibit H-3	Form of U.S. Tax Compliance Certificate
Exhibit H-4	Form of U.S. Tax Compliance Certificate

Schedule 1.01	Permitted Asset Sale
Schedule 2.01	Commitments
Schedule 2.02(c)	Agent’s Account
Schedule 4.05	Litigation
Schedule 4.14	Subsidiaries
Schedule 4.16	Properties
Schedule 4.18	Gas Imbalances
Schedule 4.19	Marketing Contracts
Schedule 4.20	Hedging Agreements
Schedule 4.24(a)	Filing Offices
Schedule 5.20	Post-Closing Matters

Schedule 6.02	Debt
Schedule 6.03	Liens
Schedule 6.05	Investments

v

THIS DEBTOR IN POSSESSION CREDIT AGREEMENT, dated as of December 17, 2015, is among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), each of the Lenders from time to time party hereto, Cantor Fitzgerald Securities, acting through one or more of its branches or affiliates (in its individual capacity, “Cantor Fitzgerald”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”).

R E C I T A L S

WHEREAS, on December 15, 2015 (the “Petition Date”), the Borrower and certain Subsidiaries of Borrower (in such capacity, each a “Debtor” and collectively, the “Debtors”) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court;

WHEREAS, the Borrower has requested that Lenders provide it with a non-amortizing senior secured multi-draw term loan credit facility in an aggregate principal amount not to exceed $200,000,000 (the “DIP Facility”) to be used during the Bankruptcy Cases to repay certain Debt and for general corporate purposes and working capital of the Borrower during the Bankruptcy Cases to be disbursed in accordance with the Budget (subject to the covenant set forth in Section 5.23) in all respects the terms of this Agreement (i) with an aggregate principal amount of up to $40,000,000 to be borrowed on the Closing Date (as defined below), (ii) with an aggregate principal amount of up to $100,000,000 to be borrowed on the Final Order Funding Date (as defined below) and (iii) the remainder to be made available on the Third Borrowing Funding Date (as defined below), in each case, subject to the terms set out herein and the other Loan Documents and in the DIP Order;

WHEREAS the Guarantors have agreed to guarantee the Obligations of Borrower hereunder and Borrower and each Guarantor has agreed to secure all of the Obligations hereunder by granting to the Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of its assets on the terms set forth in the DIP Order; and

WHEREAS, subject only to the Carve-Out, pursuant to the terms of the DIP Order, all Obligations will be secured by valid perfected Liens on substantially all of Borrower’s and each Guarantor’s assets, having priority set forth in the DIP Order;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01.                         Terms Defined Above.

As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02.                         Certain Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adequate Protection” has the meaning set forth in the DIP Order.

“Ad Hoc Group of Existing Second Lien Lenders” means those certain Existing Second Lien Lenders who, as of December 15, 2015, comprised the Ad Hoc Group of Existing Second Lien Lenders.

“Ad Hoc Group of Noteholders” means those certain Noteholders who, as of December 15, 2015, comprised the Ad Hoc Group of Noteholders.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form acceptable to the Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent’s Account” has the meaning assigned to such term in Section 2.02(c).

“Agents” has the meaning assigned to such term in ARTICLE VIII.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or a Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month interest period in effect on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective day of such change in the Prime Rate, the Federal Funds Effective Rate and the LIBO Rate, respectively.

“Applicable Margin” means, for any day, for Eurodollar Borrowings 8.00% per annum payable in cash, and for ABR Borrowings 7.00% per annum payable in cash.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Approved Petroleum Engineers” means an independent petroleum engineer or engineers proposed by the Borrower and approved by the Required Lenders.

“Asset Sale” means any sale, assignment, farm out, conveyance, transfer of any asset or other Disposition of Property, other than a Disposition pursuant to clauses (a), (b), (e), or (f) of Section 6.11.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Backstop Commitments” means, collectively, the Backstop Tranche A Commitments and the Backstop Tranche B Commitments.

“Backstop Fee” has the meaning set forth in Section 2.05(b).

“Backstop Lenders” means, collectively, the Backstop Tranche A Lenders and the Backstop Tranche B Lenders.

“Backstop Loans” means, collectively, the Backstop Tranche A Loans and the Backstop Tranche B Loans.

“Backstop Tranche A Lenders” means those certain Existing Second Lien Lenders who are members of Ad Hoc Group of Existing Second Lien Lenders and who executed and delivered the RSA and who hold a Commitment in the DIP Facility and any other Person to whom such Backstop Tranche A Lender assigns its Tranche A Loans and Tranche A Commitments (other than in connection with any Tranche A Solicitation Assignment) and who becomes a party hereto pursuant to an Assignment and Assumption and the RSA in accordance with the terms thereof.

“Backstop Tranche B Lenders” means those certain Noteholders who are members of the Ad Hoc Group of Noteholders and who executed and delivered the RSA and who hold a Commitment in the DIP Facility and any other Person to whom such Backstop Tranche B Lender assigns its Tranche B Loans and Tranche B Commitments (other than in connection with any Tranche B Solicitation Assignment) and who becomes a party hereto pursuant to an Assignment and Assumption and the RSA in accordance with the terms thereof.

“Backstop Tranche A Commitments” means Tranche A Commitments that are held by Backstop Tranche A Lenders, other than Tranche A Commitments that have at any point been assigned pursuant to a Tranche A Solicitation Assignment.

“Backstop Tranche B Commitments” means Tranche B Commitments that are held by Backstop Tranche B Lenders, other than Tranche B Commitments that have at any point been assigned pursuant to a Tranche B Solicitation Assignment.

“Backstop Tranche A Loans” means Tranche A Loans that are held by Backstop Tranche A Lenders, other than Tranche A Loans that have at any point been assigned pursuant to a Tranche A Solicitation Assignment.

“Backstop Tranche B Loans” means Tranche B Loans that are held by Backstop Tranche B Lenders, other than Tranche B Loans that have at any point been assigned pursuant to a Tranche B Solicitation Assignment.

“Bankruptcy Cases” means the voluntary case of the Loan Parties filed under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning given in the introductory paragraph.

“Borrower Materials” has the meaning assigned to such term in Section 9.01.

“Borrowing” means Loans made on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” means a written request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit B hereto.

“Budget” has the meaning assigned to such term in Section 5.01(d).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York City, New York, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Cantor Fitzgerald” has the meaning given in the introductory paragraph.

“Capital Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Collateral Account” has the meaning set forth in Section 2.13.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of $1,000,000.

“Carve Out” has the meaning set forth in the applicable DIP Order.

“Challenge Period” has the meaning set forth in the applicable DIP Order.

“Change of Control” means the occurrence of any of the following:

(a)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Loan Parties and their Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(b)                                 the adoption of a plan relating to the liquidation or dissolution of the Borrower;

(c)                                  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower measured by voting power rather than number of shares; or

(d)                                 the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking into effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.09.

“Closing Date” means the date on which the conditions specified in Section 3.01 are satisfied or waived in accordance with Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all present and after-acquired Property of the Loan Parties (including the Mortgaged Properties), but excluding any Property specifically excluded in the Security Instruments.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Commitment Fee” has the meaning set forth in Section 2.05(c).

“Commitments” means the Initial Commitments, the Final Order Commitments and the Third Borrowing Commitments, each subject to the conditions set forth herein.  The amount of each Lender’s Commitment as of the Closing Date is set forth on Schedule 2.01 and the aggregate amount of the Commitments as of the Closing Date is $200,000,000 (in each case, before giving effect to the Loans made on the Closing Date, the Final Order Funding Date and the Third Borrowing Funding Date).

“Communications” has the meaning assigned to such term in Section 9.01.

“Company Competitor” means a Person that is engaged primarily in the exploration and production of crude oil, natural gas or NGL resources or the related midstream industry and that is identified in writing to the Administrative Agent by the Borrower on or prior to the Closing Date (and its readily identifiable Subsidiaries), which list may be updated from time to time after the Closing Date at the written request of the Borrower to the Administrative Agent, and which list and any updates thereto must be reasonably acceptable to the Required Lenders.  For the avoidance of doubt, the list of Company Competitors will be available for inspection by any Lender upon request subject to the confidentiality provisions herein.

“Confirmation Hearing” has the meaning assigned to such term in the definition of “Milestones”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 40% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) Disqualified Capital Stock; (g) the undischarged balance of any Production Payment created by such Person or for the creation of which such Person directly or indirectly received payment; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) all obligations of the kind referred to clauses (a) through (i) above of others secured by a Lien on any Property of such Person, whether or not such obligation is assumed by such Person; (k) all Guarantees of such Persons in respect of obligations of the kind referred to clauses (a) through (i) above of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; or (l) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP; provided that for purposes of calculating the financial covenants set forth in Section 6.01, the term “Debt” shall not include LC Exposure (as defined in the First Lien Credit Agreement) or obligations in respect of Hedging Agreements.

“Debtor” has the meaning assigned to it in the preamble hereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed, within three Business Days of the date required to be funded by it hereunder, to fund any portion of its Loans, (b) notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based upon such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, including the Federal Deposit Insurance Corporation or any other federal or state regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, including the Federal Deposit Insurance Corporation or any other federal or state regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be considered a Defaulting Lender solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Lender by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Borrower and each Lender.

“Default Margin” “means, for any day, 10.00% per annum payable in cash.

“DIP Agency Fee” has the meaning set forth in Section 2.05(a).

“DIP Agent Fee Letter” has the meaning set forth in Section 2.05(a).

“DIP Facility” has the meaning set forth in the recitals hereto.

“DIP Order” means the Interim Order and, upon entry thereof, the Final Order.

“DIP Superpriority Claim” has the meaning given to that term in the Interim Order (or, when entered, the Final Order).

“Disbursements” shall mean disbursements other than disbursements (i) on account of  professional fees or (ii)  made in accordance with the order of the Bankruptcy Court approving the Lien Motion or Royalty Motion to the extent such order contains restrictions or consent rights on such disbursements.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback transaction, assignment, conveyance, transfer or other disposition (including by way of a merger, consolidation or issuance of Equity Interests) of such Property or any interest therein (excluding the creation of any Liens permitted by Section 6.03 on such Property but including the sale or factoring at maturity or collection of any accounts or permitting or suffering any other Person to acquire any interest (in any Property other than a Lien permitted by Section 6.03 in such Property) or the entering into any agreement to do any of the foregoing; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated; provided, however, Disqualified Capital Stock shall not include Series C, Series D or Series E preferred stock permitted under Section 6.02, so long as any dividends paid with respect thereto comply with the provisions of Section 6.04.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” or “$” refers to lawful money of the United States of America.

“EHH” means Eureka Hunter Holdings, LLC, a Delaware limited liability company.

“Electing Noteholders” has the meaning set forth in Section 9.04(d).

“Electing Second Lien Lenders” has the meaning set forth in Section 9.04(d).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender, (d) an Approved Fund (e) the Existing Second Lien Lenders, (f) the Noteholders and (g) any other Person (other than a natural person) approved by the Administrative Agent (not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower and any of the Borrower’s Affiliates.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which a Loan Party or any of its Subsidiary is conducting or at any time has conducted business, or where any Property of a Loan Party or any of its Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the

Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each trade or business (whether or not incorporated) that, together with any Loan Party or its Subsidiary is treated as a “single employer” under Section 414(b) or (c) of the Code, or solely for the proposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eureka Hunter” means Eureka Hunter Pipeline, LLC, a Delaware limited liability company.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excepted Liens” means:

(a)                                 Liens for Taxes, assessments or other governmental charges or levies which are not delinquent, for which adequate reserves have been maintained in accordance with GAAP;

(b)                                 Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or for which adequate reserves have been maintained in accordance with GAAP;

(c)                                  statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations (i) that are not delinquent,  (ii) for which adequate reserves have been maintained in accordance with GAAP or (iii) that arise under applicable state law in respect of the exploration, development, operation or maintenance of Oil and Gas Properties and are of the type set forth in the Lienholder Motion;

(d)                                 contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are (i) not delinquent, (ii) for which adequate reserves have been maintained in accordance with GAAP or (ii) that arise under applicable state law and are of the type set forth in the Lienholder Motion or Royalty Motion, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Loan Parties or any of their Subsidiaries;

(e)                                  Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Loan Parties or any of their Subsidiaries to provide collateral to the depository institution;

(f)                                   easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Loan Parties or any of their Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Loan Parties or any of their Subsidiaries or materially impair the value of such Property subject thereto;

(g)                                  Liens on cash, letters of credit or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, office lease and office equipment arrangements, trade contracts, transportation contracts, statutory obligations and regulatory obligations incurred in the ordinary course of business;

(h)                                 judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

(i)                                     Liens arising from UCC financing statement filings regarding operating leases entered into by the Loan Parties or any of their Subsidiaries in the ordinary course of business covering only the Property under lease; and

provided, further that Liens described in clauses (a) through (e) shall remain Excepted Liens only for so long as no action to enforce such Lien has been commenced (unless subject to the automatic stay of Section 362 of the Bankruptcy Code) and no intention to subordinate the Lien granted in favor of the Collateral Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Information” means any non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign Loans or a purchasing Lender’s decision to purchase Loans.

“Excluded Taxes” means, with respect to the Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.20(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.20 and (d) any U.S. federal withholding Taxes imposed by FATCA.

“Exclusivity Period” means the Debtors’ exclusive plan filing and plan solicitation periods under section 1121 of the Bankruptcy Code.

“Existing First Lien Administrative Agent” has the meaning assigned to such term in the definition of Existing First Lien Credit Agreement.

“Existing First Lien Agent” has the meaning assigned to such term in the definition of Existing First Lien Credit Agreement.

“Existing First Lien Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Borrower, as the borrower thereunder, Bank of Montreal, as the administrative agent thereunder (the “Existing First Lien Administrative Agent”), Cantor Fitzgerald Securities, as the loan administrator thereunder (together with the Existing First Lien Administrative Agent, the “Existing First Lien Agent”) and the lenders party thereto from time to time (the “Existing First Lien Lenders”).

“Existing First Lien Lenders” has the meaning assigned to such term in the definition of Existing First Lien Credit Agreement

“Existing Other Secured Debt” means obligations arising under the loan and debt arrangements described on Schedule 6.02 hereto under the title “Existing Other Secured Debt”.

“Existing Second Lien Agent” has the meaning assigned to such term in the definition of Existing Second Lien Credit Agreement.

“Existing Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of October 22, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Borrower, as the borrower thereunder, Credit Suisse AG, Cayman Islands Branch, as the administrative agent and collateral agent thereunder (the “Existing Second Lien Agent”), and the lenders party thereto from time to time (the “Existing Second Lien Lenders”),

“Existing Second Lien Lenders” has the meaning assigned to such term in the definition of Existing Second Lien Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any law implementing such agreement).

“FCPA” has the meaning assigned to such term in Section 4.23(c).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Fees” means all amounts payable pursuant to or referred to in Section 2.05.

“Final Order” means the final order of the Bankruptcy Court with respect to the Debtors, substantially in the form of the Interim Order and otherwise in form and substance satisfactory to the Required Backstop Lenders in their sole and absolute discretion, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Backstop Lenders.

“Final Order Commitment” means the commitment of a Lender to make or otherwise fund any Loan pursuant to Section 2.01(b), and “Final Order Commitments” means such commitments of all

Lenders in the aggregate.  The amount of each Lender’s Final Order Commitment is set forth opposite such Lender’s name on Schedule 2.01, or, if such Lender’s Final Order Commitment has been assigned, in the applicable Assignment and Assumption Agreement, subject to any adjustment pursuant to the terms and conditions hereof. The aggregate amount of the Final Order Commitments as of the Closing Date is $100,000,000.

“Final Order Date Borrowing” has the meaning assigned to such term in Section 2.01.

“Final Order Funding Date” means the date on which the conditions specified in Section 3.02 are satisfied or waived in accordance with Section 3.02.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Foreign Lender” means any Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Gas Gathering Agreement” means the Amended and Restated Gas Gathering Services Agreement, effective as of March 21, 2012 among Eureka Hunter, Triad Hunter LLC, a Delaware limited liability company, and solely with respect to Sections 2.6 and 2.7 therein, the Borrower (as amended, modified, supplemented or restated from time to time).

“General Unsecured Claims” means all unsecured claims, as of the Petition Date, against the Debtors, to the extent allowed, other than the Noteholders’ claims, any deficiency claim in respect of the Existing Second Lien Credit Agreement, any claims subject to section 510(b) of the Bankruptcy Code, and any claims related to equity interests in the Debtors.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, the Agents or any Lender (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment of such Debt or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means:

(a)                                 each entity who guarantees (or is required to guarantee) the obligations of the Borrower and the other Loan Parties (as defined therein) arising under the Existing Second Lien Credit Agreement;

(b)                                 each entity who guarantees (or is required to guarantee) the obligations of the Borrower arising with respect to the Senior Notes;

(c)                                  each entity who guarantees (or is required to guarantee) the obligations of the Borrower and the other Loan Parties (as defined therein) arising under the Existing First Lien Credit Agreement;

(d)                                 each other Debtor; and

(e)                                  each other Person that signs a Guaranty.

“Guaranty” means the Guaranty executed by the Guarantors of even date herewith, in the form of Exhibit E-2 attached hereto, as amended, modified, supplemented or restated from time to time.

“Hazardous Materials” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no stock incentive, stock option, phantom stock or similar plan or program providing for stock-based awards or payments to current or former directors, officers, employees or consultants of the Loan Parties or their Subsidiaries, shall be considered to be a Hedging Agreement.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.05(b).

“Information” has the meaning assigned to such term in Section 9.16.

“Initial Borrowing” has the meaning set forth in Section 2.01(a).

“Initial Budget” has the meaning set forth in Section 3.01(f).

“Initial Commitment” means, as to each Backstop Lender, its commitment to make a Loan to the Borrower under the Initial Borrowing on the Closing Date (before giving effect to the Loans made on the Closing Date) pursuant to Section 2.01, and “Initial Commitments” means such commitments of all Backstop Lenders in the aggregate.  The amount of each Backstop Lender’s Initial Commitment as of the Closing Date is as set forth opposite such Backstop Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Backstop Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that the Initial Commitments to make Loans on the Closing Date shall not exceed $40,000,000 (in each case, before giving effect to the Loans made on the Closing Date).

“Interest Payment Date” means the last Business Day of each calendar month of each calendar year, commencing on the first such date to occur after the Closing Date, and the Maturity Date.

“Interest Period” means the period commencing on the date of Borrowing, and thereafter on the last calendar day of each month, and ending on the last calendar day of each calendar month; provided that, no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date specified in the Borrowing Request and thereafter shall be the effective date of the most recent continuation of such Borrowing.

“Interim Order” means the interim order of the Bankruptcy Court with respect to the Debtors entered by the Bankruptcy Court in the form of Exhibit D, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Backstop Lenders and the Loan Parties.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) the entering into of any Guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Joinder Agreement” means the Addendum and Joinder Agreement substantially in the form of Exhibit G.

“Lenders” means (a) as of the Closing Date and prior to Final Order Borrowing Date, the Backstop Lenders and (b) on and after the Final Order Borrowing Date, collectively, the Tranche A Lenders and Tranche B Lenders.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the higher of (a) the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Bloomberg Page BBAM1 as of 11:00 A.M. (New York time) two (2) Business Days prior to the first day in such Interest Period for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum, as determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for such relevant Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero and (b) 1.00% per annum.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) royalties, production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations. For the purposes of this Agreement, the Loan Parties and their Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lienholder Motion” means that certain Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing the Payment of (A) Operating Expenses, (B) Joint Interest Billings, (C) Marketing Expenses, (D) Shipping and Warehousing Claims, and (E) 503(B)(9) Claims, (II) Confirming Administrative Expense Priority of Outstanding Orders, and (III) Granting Related Relief filed by the Loan Parties with the Bankruptcy Court.

“Loan Documents” means this Agreement, the Notes, the Security Instruments, the Guaranty, the DIP Agent Fee Letter, the DIP Order and, after the execution and delivery thereof pursuant to the terms of this Agreement, any amendment or joinder to this Agreement and any other instrument or agreement now or hereafter executed and delivered in connection herewith or therewith.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Loans” means the Tranche A Loans and the Tranche B Loans made by the Lenders to the Borrower on the Closing Date, on the Final Order Funding Date and the Third Borrowing Funding Date pursuant to this Agreement.

“Material Adverse Effect” means any change, effect, fact, event, occurrence, condition, circumstances or development that, individually or in the aggregate (a) is, or is reasonably likely to have, a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties, contingent liabilities, or material agreements or prospects of the Loan Parties, taken as a whole, since June 30, 2015 or (b) would reasonably be expected to prevent or materially restrict or delay the ability of the Loan Parties to perform their respective material obligations under the Loan Documents, in each case other than any change, effect, fact, event, occurrence, condition, circumstance or development resulting from an (i) the effect of any change in the United States or foreign economies or securities, commodities or financial markets; (ii) the effect of any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (iii) the effect of any action taken by the Backstop Lenders or their Affiliates with respect to the DIP Facility or with respect to the Loan Parties (including through such persons’ participation in the Bankruptcy Cases); (iv) the effect of any changes in applicable laws or accounting rules; and (v) any effect resulting from the filing or public announcement of the Bankruptcy Cases.  For purposes of Articles IV and V, “Material Adverse Effect” shall be determined without giving effect to the phrases “or is reasonably likely to have” and “reasonably be expected”.

“Maturity Date” means the earliest to occur of (i) the Scheduled Maturity Date, (ii) 31 days after entry by the Bankruptcy Court of the Interim Order (as defined herein) approving the DIP Facility (the “Interim DIP Period”), if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such 30-day period, (iii) the effective date of a plan of reorganization or liquidation in the Bankruptcy Cases, (iv) the consummation of a sale of all or substantially all of the assets of the Borrower and its Subsidiaries pursuant to Section 363 of the Bankruptcy Code or otherwise or (v) the date of termination of the Lenders’ Commitments and the acceleration of any outstanding extensions of credit, in each case, under the DIP Facility in accordance with the terms of the Loan Documents.

“Maximum Rate” has the meaning assigned to such term in Section 9.09.

“Milestones” means the following milestones, to be completed in each case, in a manner satisfactory to the Required Tranche Lenders in their sole discretion:

(a)                                 On or before December 17, 2015, the Bankruptcy Court shall have entered the Interim Order;

(b)                                 On or before January 7, 2016, the Debtors shall have filed with the Bankruptcy Court a motion to reject executory contracts and set procedures with regard to the determination of rejection damages in form and content acceptable to the Required Tranche Lenders;

(c)                                  On or before January 7, 2016, the Debtors shall have filed with the Bankruptcy Court (i) a plan of reorganization (the “Plan of Reorganization”) that the Loan Parties believe in good faith is confirmable and related disclosure statement (the “Disclosure Statement”), (ii) a motion to approve the adequacy of such Disclosure Statement and procedures for solicitation of such Plan of Reorganization (the “Disclosure Statement Motion”) in form and content acceptable to the Required Tranche Lenders, and (iii) a motion to assume the RSA in form and content acceptable to the Required Tranche Lenders;

(d)                                 On or before January 15, 2016, the Bankruptcy Court shall have entered the Final Order;

(e)                                  On or before February 12, 2016, the Debtors shall have assumed the RSA in form and content acceptable to the Required Tranche Lenders;

(f)                                   On or before February 12, 2016, the Bankruptcy Court shall have entered an order approving the adequacy of the Disclosure Statement Motion, in form and content acceptable to the Required Tranche Lenders;

(g)                                  On or before March 28, 2016, the Bankruptcy Court shall have commenced the hearing to consider confirmation of the Plan of Reorganization (the “Confirmation Hearing”);

(h)                                 On or before April 1, 2016, the Bankruptcy Court shall have entered an order confirming such Plan of Reorganization, in form and content acceptable to the Required Tranche Lenders; and

(i)                                     On or before April 15, 2016, the Plan of Reorganization shall become effective.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Loan Parties or any of its Subsidiaries that is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Mortgages” means all mortgages and deeds of trust executed in connection herewith.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) with respect to any Disposition or Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Debt assumed by the purchaser of such asset) and (iv) the Agreement Value due under any Hedging Agreement as a result of such Asset Sale that is paid by the Loan Parties or any of its Subsidiaries and (b) with respect to any (i) issuance or incurrence of Debt that is not permitted by Section 6.02 or (ii) issuance of Equity Interests, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Noteholders” has a meaning assigned to such term in the definition of “Senior Notes”.

“Notes” means the promissory notes of the Borrower described in Section 2.04(e) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Obligations” means the unpaid principal of and interest on (including, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Loan Party to the Administrative Agent, the Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses (including, all fees, charges and disbursements of counsel and financial advisor (including service fees) to Administrative Agent, the Collateral Agent, to any Lender or to the Ad Hoc Group of Existing Second Lien Lenders or the Ad Hoc Group of Existing Noteholders that are required to be paid by any Loan Party pursuant hereto) or otherwise.

“OFAC” has the meaning assigned to such term in Section 4.23(a).

“Oil and Gas Business” means:

(a)                                 the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(b)                                 the business of gathering, marketing, distributing, treating, processing, storing, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons; and

(c)                                  any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) and (b) of this definition.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“OPA” has the meaning assigned to such term in “Environmental Laws.”

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any other excise or property Taxes, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 9.04(f).

“Participant Register” has the meaning set forth in Section 9.04(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Asset Sale” means Asset Sales described to the advisors to the Noteholders and the Existing Second Lien Lenders prior to December 14, 2015 as detailed on Schedule 1.01.

“Permitted Priority Liens” means Liens described in clauses (b),(c),(f), (h), (i) and (j) of Section 6.03; provided that in the case of clause (j), only to the extent such Liens are valid Liens in existence on the Petition Date.

“Permitted Variance” has the meaning assigned to such term in Section 5.23.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning set forth in the recitals hereto.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization” has the meaning assigned to such term in the definition of “Milestones”.

“Platform” has the meaning assigned to such term in Section 9.01.

“Prepetition” shall mean the time period prior to the effective date of the Interim Order as set forth therein.

“Prepetition Collateral” shall mean the assets and property subject to a valid, perfected and non-avoidable lien as of the Petition Date (including any such liens securing obligations under the Existing First Lien Credit Agreement, Existing Second Lien Credit Agreement or the Other Existing Secured Debt).

“Present Value” means, as of any date of determination for the Loan Parties, the discounted net present value, on a pre-income tax basis, of projected future cash flows from the production of the Loan Parties’ Proved Reserves, as set forth in the most recent Reserve Report delivered pursuant hereto, calculated in accordance with the SEC guidelines but using the five-year strip price for crude oil (WTI Cushing), for natural gas liquids (Mont Belvieu) and natural gas (Henry Hub), with such price held flat for each subsequent year, quoted on the New York Mercantile Exchange (or its successor) on such date of determination and adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination, as of the date of estimation without future escalation, and discounted using an annual discount rate of 10%. Present Value shall be adjusted to give effect to the Hedging Agreements permitted by this Agreement as in effect on the date of such determination.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time.

“Production Payment” means collectively Dollar-Denominated Production Payments and Volumetric Production Payments.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” means those Oil and Gas Properties designated as proved (in accordance with SEC rules and regulations) in the Reserve Report most recently delivered to Administrative Agent pursuant to Section 5.12(a).

“Public Lender” has the meaning assigned to such term in Section 9.01.

“Purchase” has the meaning assigned to such term in Section 9.19(a).

“Receipts” shall mean receipts other than on account of royalty obligations.

“Recipient” means (a) the Agents and (b) any Lender, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 9.04(d).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Fund” means, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and each of their respective directors, officers, employees, agents and advisors (including attorneys, accountants, experts and representatives) of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Remedial Work” has the meaning assigned to such term in Section 5.10(a).

“Repayment Date” has the meaning assigned to such term in Section 2.11(a).

“Required Backstop Lenders” means both (a) two or more Backstop Tranche A Lenders holding at least a majority of the sum of the Backstop Tranche A Loans and the Backstop Tranche A Commitments and (b) two or more Backstop Tranche B Lenders holding at least a majority of the sum of the Backstop Tranche B Loans and the Backstop Tranche B Commitments; provided that the Loans of any Defaulting Lender shall be disregarded in the definition of the Required Backstop Lenders at any time.

“Required Lenders” means Lenders holding at least a majority of the sum of the aggregate unpaid principal balance of the Loans and Commitments held by all of the Lenders; provided that the Loans of any Defaulting Lender shall be disregarded in the definition of the Required Lenders at any time.

“Required Tranche Lenders” means both (a) the Tranche A Lenders holding at least a majority of the sum of the aggregate unpaid principal balance of the Tranche A Loans and Commitments held by the Tranche A Lenders and (b) the Tranche B Lenders holding at least a majority of the sum of the aggregate unpaid principal balance of Tranche B Loans and Commitments held by the Tranche B Lenders; provided that the Loans of any Defaulting Lender shall be disregarded in the definition of the Required Tranche Lenders at any time.

“Reserve Report” means the engineering reports delivered pursuant to Section 3.01(h) and each engineering report delivered pursuant to Section 5.12(a) evaluating all Oil and Gas Properties and interests owned by the Loan Parties and their Subsidiaries which have Proved Reserves attributable to them, and including a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to or on account of any Equity Interests in the Loan Parties or any of its Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Subsidiaries) or to the direct or indirect holders of the Borrower’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Borrower and other than dividends or distributions payable to the Borrower or a Subsidiary of the Borrower).

“Royalty Motion” means that certain Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing Payment of (A) Mineral Payments and (B) Working Interest Disbursements and (II) Granting Related Relief filed by the Loan Parties with the Bankruptcy Court.

“RSA” means the Restructuring Support Agreement, dated on or before the Petition Date, by and among, the Debtors, the Ad Hoc Group of Existing Second Lien Lenders, the Ad Hoc Group of Noteholders and each other Lender.

“Scheduled Maturity Date” means the date that is 9 months after the Closing Date.

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Secured Debt” means all Debt that is secured by a Lien on any Property of the Loan Parties or any of its Subsidiary; provided that the term Secured Debt shall not include obligations in respect of Hedging Agreements.

“Secured Parties” means the Administrative Agent, the Collateral Agent and the Lenders.

“Security Agreement” means the Security and Pledge Agreement executed by the Borrower and the Guarantors, in the form of Exhibit E-1 attached hereto, as amended, modified, supplemented or restated from time to time.

“Security Instruments” means the Security Agreement, the Mortgages, the Guaranty, the Joinder Agreements and each of the security agreements, mortgages and other instruments and documents.

“Senior Notes” means the Borrower’s 9.750% senior unsecured notes due 2020 governed by that certain indenture, dated May 16, 2012 (and the holders of such Senior Notes, the “Noteholders”).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Specified Asset Sale Proceeds” have the meaning assigned to such term in Section 2.13.

“Specified Tranche A Lender” means Tranche A Lenders holding at least 25% of the sum of the aggregate unpaid balance of the Tranche A Loans and Tranche A Commitments held by all of the Tranche A Lenders; provided that the Loans of any Defaulting Lender shall be disregarded in the definition of Specified Tranche A Lender at any time.

“Specified Tranche B Lender” means Tranche B Lenders holding at least 25% of the sum of the aggregate unpaid balance of the Tranche B Loans and Tranche B Commitments held by all of the Tranche B Lenders; provided that the Loans of any Defaulting Lender shall be disregarded in the definition of Specified Tranche B Lender at any time.

“SPV” has the meaning assigned to such term in Section 9.04(i).

“Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of each Loan Party.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as Obligations for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” has the meaning set forth in the DIP Order.

“Third Borrowing” has the meaning assigned to such term in Section 2.01.

“Third Borrowing Commitment” means the commitment of a Lender on the terms set forth herein to make or otherwise fund any Loan pursuant to Section 2.01(c), and “Third Borrowing Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Third Borrowing Commitment is set forth opposite such Lender’s name on Schedule 2.01, or, if such Lender’s Third Borrowing Commitment has been assigned, in the applicable Assignment and Assumption Agreement, subject to any adjustment pursuant to the terms and conditions hereof. The aggregate amount of the Third Borrowing Commitments as of the Closing Date is $60,000,000.

“Third Borrowing Funding Date” means the date on which the conditions specified in Section 3.03 are satisfied or waived in accordance with Section 3.03.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the grant of Liens by the Loan Parties on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Tranche A Commitments” means each commitment of a Tranche A Lender to make or otherwise fund Tranche A Loans pursuant to Section 2.01.

“Tranche A Lender” means each Existing Second Lien Lender who holds Commitments and Loans in the DIP Facility and any other Person to whom such Tranche A Lender assigns its Tranche A Loans and Tranche A Commitments and who becomes a party hereto pursuant to an Assignment and Assumption and a party to the RSA in accordance with the terms thereof.

“Tranche A Loan” means a loan advanced to the Borrower by a Backstop Tranche A Lender or a Tranche A Lender.

“Tranche A Solicitation Assignment” has the meaning set forth in Section 9.04(d).

“Tranche B Commitments” means each commitment of a Tranche B Lender to make or otherwise fund Tranche B Loans pursuant to Section 2.01.

“Tranche B Lender” means each Noteholder who holds Commitments and Loans in the DIP Facility and any other Person to whom such Tranche B Lender assigns its Tranche B Loans and Tranche B Commitments and who becomes a party hereto pursuant to an Assignment and Assumption and a party to the RSA in accordance with the terms thereof.

“Tranche B Loan” means a loan advanced to the Borrower by a Backstop Tranche B Lender or a Tranche B Lender.

“Tranche B Solicitation Assignment” has the meaning set forth in Section 9.04(d).

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York, or, where applicable as to specific Property, any other relevant state.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2.20(e)(ii)(2)(III).

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(a)                                 the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)                                 the then outstanding principal amount of such Debt.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Agents.

Section 1.03.                         [Reserved].

Section 1.04.                         Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word

“from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “fixture”, “goods”, “instruments”, “proceeds”, “record”, “supporting obligation” and “uncertificated security”. The term “insider” as used herein has the meaning given to such term in Section 101(31) of the Bankruptcy Code.

Section 1.05.                         Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 5.01(a); provided that, unless the Borrower and the Required Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II

The Credit

Section 2.01.                         Commitments.  On the terms and the conditions contained in this Agreement and the DIP Order and relying upon the representations and warranties herein, (a) each Backstop Lender severally, but not jointly, agrees to make on the Closing Date, Loans to the Borrower in an amount equal to such Lender’s Initial Commitment in effect at such time, subject to satisfaction (or waiver by the Required Backstop Lenders) of the conditions precedent set forth in Section 3.01 (the “Initial Borrowing”), (b) each Lender severally, but not jointly, agrees to make on the Final Order Funding Date, Loans to the Borrower in an amount equal to such Lender’s Final Order Commitment in effect on such time, subject to satisfaction (or waiver by the Required Backstop Lenders) of the conditions precedent set forth in Section 3.02 (the “Final Order Date Borrowing”) and (c) each Lender severally, but not jointly, agrees to make on the Third Borrowing Funding Date, Loans to the Borrower in an amount equal to such Lender’s Third Borrowing Commitment in effect on such time, subject to satisfaction (or waiver by the Required Tranche Lenders) of the conditions precedent set forth in Section 3.03 (the “Third Borrowing”).  At the request of any Lender, the Borrower shall promptly deliver a Note to such Lender.  The applicable Commitment of each Lender shall be automatically and permanently reduced upon the making of such Lender’s applicable Loan pursuant to Section 3.01, Section 3.02 or Section 3.03, as applicable, by the amount of such Loan.

Section 2.02.                         Loans.

(a)                                 Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any

Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitment.

(b)                                 Subject to Section 2.08, each Borrowing shall be comprised entirely of Eurodollar Loans. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Administrative Agreement. The Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)                                  Each Backstop Lender shall make its pro rata share of the Initial Borrowing available to the Agent not later than 1:00 p.m. New York City time on the Closing Date by wire transfer of immediately available funds in Dollars, to the account set forth on Schedule 2.02(c) or such other account as the Administrative Agent may designate (the “Agent’s Account”).  The Administrative Agent shall make the proceeds of the Initial Borrowing, upon the occurrence of the Closing Date, available to Borrower on the Closing Date by causing an amount of immediately available funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be made available to Borrower by wire transfer in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower prior to the Closing Date (or in the case of Loan proceeds to be applied to fees and expenses of the Agents that are required to be paid by the Borrower, to such other account as shall be agreed by the Agents and the Borrower).

(d)                                 Each Lender shall make its pro rata share of the Final Order Date Borrowing available to the Administrative Agent not later than 1:00 p.m. New York City time on the Final Order Funding Date by wire transfer of immediately available funds in Dollars, to the Agent’s Account.  The Administrative Agent shall make the proceeds of the Final Order Date Borrowing available to Borrower on the Final Oder Funding Date by causing an amount of immediately available funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be made available to Borrower by wire transfer in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Borrower prior to the requested funding date (or in the case of Loan proceeds to be applied to fees and expenses of the Agents that are required to be paid by the Borrower, to such other account as shall be agreed by the Agents and the Borrower).

(e)                                  Each Lender shall make its pro rata share of the Third Borrowing available to the Administrative Agent not later than 1:00 p.m. New York City time on the Third Borrowing Funding Date by wire transfer of immediately available funds in Dollars, to the Agent’s Account.  The Administrative Agent shall make the proceeds of the Third Borrowing available to Borrower on the Third Borrowing Funding Date by causing an amount of immediately available funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be made available to Borrower by wire transfer in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower prior to the requested funding date (or in the case of Loan proceeds to be applied to fees and expenses of the Agents that are required to be paid by the Borrower, to such other account as shall be agreed by the Agents and the Borrower).

Section 2.03.                         Borrowing Procedure.  To request a Borrowing, the Borrower shall deliver a Borrowing Request to the Administrative Agent not later than 12:00 (noon), New York City time, three Business Day before a proposed Borrowing.  Each such Borrowing Request shall be irrevocable, and shall specify the following information: (i) the date of such Borrowing (which shall be a Business Day); (ii) the number and location of the account to which funds are to be disbursed, and (iii) the amount of such

Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.  Except as specified in Section 2.08, all Borrowings must be Eurodollar Borrowings.

Section 2.04.                         Evidence of Debt; Repayment of Loans.

(a)                                 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)                                  The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)                                  Any Lender may request that Loans made by it hereunder be evidenced by a Note.  In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender and its registered assigns and in a substance reasonably acceptable to such Lender and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Note payable to the payee named therein or its registered assigns.  Notwithstanding the foregoing, in the event of any conflict between any Note and the Register, the Register shall be controlling.

Section 2.05.                         Fees.

(a)                                 The Borrower agrees to pay to the Agents, for their own account, a non-refundable administration fee and any other fees due to Cantor Fitzgerald (the “DIP Agency Fee”) set forth in that certain letter between the Borrower and the Agents, dated as of the Closing Date (the “DIP Agent Fee Letter”), which the DIP Agency Fee shall be fully earned, due and payable on the Closing Date.

(b)                                 The Borrower agrees to pay to each Backstop Lender a non-refundable closing fee (the “Backstop Fee”) in an aggregate amount equal to 3.00% of the aggregate amount of such Backstop Lender’s Commitment in effect on the Closing Date, which Backstop Fee shall be fully earned on the entry of the Interim Order and due and payable on the effective date of the Plan (as defined in the RSA)  pursuant to the terms of the RSA in the new common stock to be issued by the Borrower or its re-organized or successor company upon the emergence from the Bankruptcy Case in accordance with the Plan (as defined in the RSA); provided, however, in the event the RSA is terminated, such Backstop Fee shall be payable in cash on the Maturity Date; provided, further, that to the extent the Third Borrowing does not occur and the Backstop Fee is paid in cash, such Backstop Fee shall be in an aggregate amount equal to 3.00% of the aggregate amount of such Backstop Lender’s Initial Commitments and Final Order Commitments as in effect on the Closing Date (for the avoidance of doubt, any Commitment referenced in this Section 2.05(b) shall be calculated without giving effect to the Tranche A Solicitation Assignment and the Tranche B Solicitation Assignment).

(c)                                  The Borrower agrees to pay to each Lender a non-refundable commitment fee (the “Commitment Fee”) in an aggregate amount equal to 2.00% of the aggregate amount of such Lender’s Loan and unfunded Commitment in effect on the Final Order Funding Date after giving effect to the Tranche A Solicitation Assignment and the Tranche B Solicitation Assignment, which Commitment Fee shall be fully earned on the Closing Date and due and payable on the Final Order Funding Date.

Section 2.06.                         Interest on Loans.

(a)                                 The Loans comprising each Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the LIBO Rate plus the Applicable Margin.

(b)                                 Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

Section 2.07.                         Default Interest.  If any Event of Default under Article VII has occurred and is continuing, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall, unless waived in writing by the Required Tranche Lenders, bear interest (after as well as before judgment), payable on demand, (computed on the basis of the actual number of days elapsed over a year of 360 days at all times and calculated from and including the date of such Event of Default to but excluding the date of repayment thereof) at a rate per annum equal to the LIBO Rate plus the Default Margin.  The Borrower shall promptly notify the Administrative Agent of any additional interest payable pursuant to this Section 2.07.  The Administrative Agent shall have no duty to determine whether such additional interest is payable.

Section 2.08.                         Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Section 2.09.                         [Reserved].

Section 2.10.                         [Reserved].

Section 2.11.                         Repayment of Loans.

(a)                                 The Borrower hereby unconditionally promises to pay to the Lenders on the Maturity Date, the entire outstanding balance of the stated original principal amount of the Loans and all other outstanding interest and amounts that remain due and payable under this Agreement and any Note (including accrued interest not previously paid in cash or interest that has been added to the principal amount of the Loans).

(b)                                 All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

Section 2.12.                         Voluntary Prepayment.

(a)                                 The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon 3 Business Days’ irrevocable written notice by Borrower to each of the Lenders and the Agents of such prepayment.  Each notice shall be irrevocable and shall specify the prepayment date and the principal amount to be prepaid, and any other amounts to be paid in connection with such prepayment.  All prepayments under this Section 2.12 shall be subject to Section 2.16. All prepayments under this Section 2.12 shall be accompanied by the concurrent payment of the accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. Any partial prepayments shall be in a minimum aggregate principal amount of $1,000,000 or multiples of $1,000,000 in excess thereof.

(b)                                 Any voluntary prepayment of any Borrowing pursuant to Section 2.12(a) above shall be applied to repay all outstanding Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

Section 2.13.                         Mandatory Prepayments.

(a)                                 Subject to the terms of the applicable DIP Order, on or prior to the third Business Day following receipt by the Borrower or any Subsidiary of Net Cash Proceeds of any Asset Sale or a series of related Asset Sales (other than (a) up to an aggregate amount of $10,000,000 from the Net Cash Proceeds from Permitted Asset Sales or (b) up to an aggregate amount of $1,000,000 from the Net Cash Proceeds from any or all Asset Sales) (the “Specified Asset Sale Proceeds”)), the Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received therefrom.  For the avoidance of doubt, the Specified Asset Sale Proceeds shall be utilized in accordance with the Budget covenant set forth in Section 5.23 in all respects.

(b)                                 Subject to the terms of the applicable DIP Order, on or prior to the third Business Day following receipt by the Borrower or any Subsidiary of Net Cash Proceeds from any insurance proceeds or condemnation awards, the Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received therefrom.

(c)                                  In the event that the Borrower or any Subsidiary issues or incurs any post-petition Debt other than any cash proceeds from the incurrence of Debt permitted pursuant to Section 6.02 or Equity Interest, the Borrower shall substantially simultaneously with (and in any event not later than the Business Day immediately following) the receipt of such Net Cash Proceeds by the Borrower or any Guarantor, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans.

(d)                                 All prepayments of Borrowings under this Sections 2.13 shall be accompanied by the concurrent payment of the accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(e)                                  Mandatory prepayments of Loans under this Agreement shall be applied on a pro rata basis as follows, in each case subject to the Carve-Out:

(i)                                     first, to pay accrued and unpaid interest on, and expenses in respect of, the Obligations, to the extent due and payable;

(ii)                                  second, to repay any principal amounts or other obligations which have been advanced and are outstanding under the DIP Facility; and

(iii)                               third, until repayment in full in cash of the Obligations, and termination of the Lenders’ commitments in respect thereof, to be held and maintained by the Agent in an interest-bearing cash collateral account maintained by the Agent in a financial institution selected by the Agent (the “Cash Collateral Account”) until 30 Business Days after the date such Obligations are repaid in full in cash and the Lenders’ commitments in respect of the DIP Facility are terminated.

(f)                                   The Borrower shall deliver to the Administrative Agent, (i) at the time of each prepayment required under this Section 2.13, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least three Business Days prior written notice of such prepayment required under this Section 2.13. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid, the principal amount of each Loan (or portion thereof) to be prepaid and any other amounts to be paid in connection with such prepayment. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16.

(g)                                  Each offer to prepay Loans pursuant to Section 2.13(a) shall be an offer by the Borrower to all Lenders on a pro rata basis and shall include any amounts owing pursuant to Section 2.13(c). Notwithstanding any other provision of this Section 2.13, each Lender shall have the right to reject its pro rata portion of any offer of prepayment by written notice to the Borrower and the Administrative Agent, in which case, such amounts may be retained by the applicable Loan Party and used or applied by such Loan Party in a manner not prohibited by this Agreement (including Investments permitted hereunder).  The Borrower shall provide Lenders a period of five Business Days to accept or reject the Borrower’s offer to prepay the Loans.  If a Lender does not reject any such prepayment offer, such amounts shall be applied as set forth in clause (d) against such Lender’s pro rata portion of the remaining principal due hereunder.

Section 2.14.                         Reserve Requirements; Change in Circumstances.

(a)                                 If any of the Agents or any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Agents or any Lender (or its applicable lending office or any company controlling the Administrative Agent or such Lender) (except any reserve requirement reflected in the Adjusted LIBO Rate); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any of the Agents or any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

Section 2.15.                         Change in Legality.  Reserved.

Section 2.16.                         Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor or (ii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

Section 2.17.                         Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing and each payment of interest on the Loans shall be allocated pro rata among the Lenders in accordance with their respective Loans. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

Section 2.18.                         Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

Section 2.19.                         Payments.

(a)                                 The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at 110 East 59th Street, New York, NY 10022; Attention: Nils Horning (Magnum Hunter Resources DIP). Any payments received by the Administrative Agent after that time on such due date (in the Administrative Agent’s sole discretion) shall be deemed to have been paid by the Borrower on the next succeeding Business Day for the purpose of calculating interest thereon. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)                                 Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.20.                         Taxes.

(a)                                 Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  The Loan Parties shall indemnify the Agents and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent and the affected Lenders.

(e)                                  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative

Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(e)(ii)(1), 2.20(e)(ii)(2) and 2.20(e)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(1)                                 any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(2)                                 any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable); or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS

Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(3)                                 any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)                                 if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)                                   Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. On or before the date that Cantor Fitzgerald Securities (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower properly and completed executed originals of either (i) IRS Form W-9, or (ii) such other documentation as will establish that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(g)                                  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant

Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(h)                                 If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 2.20, the term “applicable law” includes FATCA.

Section 2.21.                         Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a)                                 In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, or (iv) any Lender is a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Section 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)                                 If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Section 2.22.                         Defaulting Lenders.

(a)                                 Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)                                  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agents hereunder; second, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, provided that all amounts owing to the Borrower under “fourth” above have been paid to the Borrower, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.01, 3.02 or 3.03, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.]

Section 2.23.                         Priority and Liens.

(a)                                 Each of the Loan Parties hereby covenants, represents and warrants that, upon entry of the applicable DIP Order noted below and the delivery and execution of this Agreement, the Obligations of the Loan Parties under the Loan Documents shall at all times:

(i)                                     Upon entry of the Interim Order, pursuant to section 364(c)(1) of the Bankruptcy Code, be entitled to joint and several super-priority administrative expense claims status in the Bankruptcy Cases, subject only to the Carve-Out;

(ii)                                  pursuant to sections 364(d)(i) and (c)(2) of the Bankruptcy Code, be secured by (x) upon entry of the Final Order, to the extent, and only to the extent of, Obligations not to exceed $70,000,000, a perfected first priority “priming” liens on the Prepetition Collateral (other than Permitted Priority Liens), subject in all respects to Section 12 of the Seventh Amendment to the Existing First Lien Credit Agreement, dated as of November 30, 2015 and to repayment in full of the Obligations, as defined and under, the Existing First Lien Credit Agreement and (y) upon entry of the Interim Order, a perfected first priority Lien on all Collateral that is not subject to valid, perfected, and non-avoidable liens as of the Petition Date (including, subject to entry of the Final Order, Equity Interests in EHH owned by any Loan Party, to the extent that necessary consents are obtained for the pledge of such Equity Interests, and all proceeds thereof), in each case, subject to the Carve-Out; and

(iii)                               upon entry of the Interim Order, pursuant to section 364(c)(3) of the Bankruptcy Code and except as provided in Section 2.23(a)(ii)(x), be secured by a perfected Lien on all Prepetition Collateral, subject to the Carve-Out and subject to (w) Liens on Prepetition Collateral securing obligations under the Existing Second Lien Credit Agreement and Existing Other Secured Debt, (x) valid Liens in existence on the Petition Date with respect to each Debtor, or (y) valid Liens that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

In the case of clauses (i), (ii) and (iii) above, such Liens shall be senior to all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, subject only to the Carve-out.

(b)                                 All of the Liens described in this Section 2.23 shall be effective and perfected upon entry of the Interim Order or Final Order, as applicable, without the necessity of the execution, recordation of filings by the Debtors of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents or notices, or the possession, control or other acts by any Agent of, or over, any Collateral, as set forth in the Interim Order or Final Order, as applicable.  The Lenders, or the Collateral Agent on behalf of the Lenders, shall be permitted, but not required, to make any filings, deliver any notices or take any other acts as may be desirable under state law in order to reflect the perfection and priority of the Lenders’ claims described herein

(c)                                  Subject in all respects to the priorities set forth in Section 2.23(a) above, the Loan Parties hereby grant to the Collateral Agent on behalf of the Secured Parties a security interest in, and mortgage on, all of the right, title and interest of the Loan Parties in all real Property owned or leased by the Loan Parties, together in each case with all of the right, title and interest of such Loan Parties in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof.  The Loan Parties hereby acknowledge that, pursuant to the DIP Order, the Liens in favor of the Collateral Agent on behalf of the Secured Parties in all of such real Property owned or leased by the Loan Parties shall be perfected without the recordation of any instruments of mortgage or assignment and the Collateral Agent and the other Secured Parties shall have the benefits of the DIP Orders.

ARTICLE III

Conditions Precedent

Section 3.01.                         Conditions of Initial Borrowing.  The obligations of the Backstop Lenders to make Loans hereunder on the Closing Date are subject to the satisfaction (or waiver by the Required Backstop Lenders) of the following conditions, on or before the Closing Date:

(a)                                 The filing of the Bankruptcy Cases with the Bankruptcy Court shall have occurred;

(b)                                 Within two (2) Business Days of the Petition Date, the Interim Order in form and substance satisfactory to the Required Backstop Lenders in their sole discretion authorizing and approving the DIP Facility and the transactions contemplated hereby, shall have been entered by the Bankruptcy Court, and such order shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Required Backstop Lenders. The Loan Parties shall be in compliance in all material respects with the Interim Order.

(c)                                  All filed “first day motions” and “first day orders” entered at the time of commencement of the Bankruptcy Cases shall be reasonably satisfactory in form and substance to the Required Backstop Lenders.

(d)                                 The Administrative Agent shall have received duly executed (and properly acknowledged where applicable) and delivered counterparts of each Loan Document in form and substance satisfactory to the Administrative Agent and the Required Backstop Lenders.

(e)                                  The Existing First Lien Lenders and Existing Second Lien Lenders shall have received, subject to entry of the Final Order, (i) a waiver of any “equities of the case” exception under Section 552(b) of the Bankruptcy Code and (ii) a waiver of the provisions of Section 506(c) of the Bankruptcy Code. In no event shall any of the Lenders be subject to the equitable doctrine of “marshalling” or any similar doctrine with respect to the Collateral.

(f)                                   The Administrative Agent shall have received a 13-week budget, containing line items of sufficient detail to reflect Borrower’s projected Receipts and Disbursements for such thirteen-week period, in form and substance acceptable to the Required Backstop Lenders in their sole discretion (the “Initial Budget”), together with a certificate of a Financial Officer of Borrower stating that such Initial Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by Borrower and each Guarantor to be reasonable at the time made and from the best information then available to Borrower and each Guarantor.

(g)                                  No event shall have occurred that results in a Material Adverse Effect.

(h)                                 All necessary governmental and third party consents and approvals necessary in connection with the DIP Facility and the transactions contemplated thereby shall have been obtained and shall remain in effect; and no law or regulation shall be applicable that restrains, prevents or imposes adverse conditions upon the DIP Facility or the transactions contemplated thereby.

(i)                                     The Required Backstop Lenders shall be satisfied that the Collateral Agent has been granted, and holds for the benefit of the Secured Parties, a perfected Lien on, and security interest in, all of the Collateral, subject to the priorities set forth in the DIP Order and to the Carve-Out, and the Collateral Agent shall have received any such documents as it or the Required Backstop Lenders may reasonably request in connection with the creation, perfection and priority of its Lien and security interest.

(j)                                    The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or other authorized officer of each Loan Party setting forth (i) resolutions of its Board of Directors or similar governing authority with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party, to enter into the Transactions to which it is a party, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws or similar organizational documents of such Loan Party, certified as being true and complete.  The Administrative Agent and the Backstop Lenders may conclusively rely on such certificate until Administrative Agent receives notice in writing from the Borrower to the contrary.

(k)                                 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that, other than any action which existed as of the Petition Date, there is no action, suit, investigation, litigation or proceeding pending (other than the Bankruptcy Cases) or threatened against any Debtor in any court or before any arbitrator or governmental authority that is not stayed (unless agreed to in writing by the Required Tranche Lenders, that affects any of the transactions contemplated hereby, or that has or could be reasonably likely to have a material adverse change or material adverse condition in or affecting the businesses, assets, operations or condition (financial or otherwise) of any of the Debtors, their respective parents and their respective direct and indirect subsidiaries, or any of the transactions contemplated hereby.

(l)                                     The Required Backstop Lenders shall be satisfied that, except as authorized by the Interim Order, there shall not occur as a result of, and after giving effect to, the Initial Borrowing, a Default (or any event which with the giving of notice or lapse of time or both would be a Default) under any of the Borrower’s or the Guarantors’ other material agreements (other than debt instruments or defaults arising due to the filing of the Bankruptcy Cases).

(m)                             The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(n)                                 The Borrower shall have delivered to the Agents appropriate lien, judgment and other customary UCC search certificates from the jurisdiction of incorporation or formation of each Loan Party.

(o)                                 The Administrative Agent shall have received the opinions of Kirkland & Ellis LLP, special counsel to the Borrower, in form and substance acceptable to the Required Backstop Lenders and the Administrative Agent.

(p)                                 [Reserved].

(q)                                 The Required Backstop Lenders shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its Subsidiaries, and the Collateral Agent shall have received endorsements naming the Collateral Agent as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Collateral.

(r)                                    The Borrower shall have delivered to the Administrative Agent certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party in its jurisdiction of organization.

(s)                                   The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments and the Guaranty.

(t)                                    All representations and warranties made by the Loan Parties under Article IV and in each other Loan Document shall be true and correct in all material respects (other than representations and warranties qualified as to materiality, which will be true and correct in all respects) on and as of the

Closing Date immediately after giving effect to the Initial Borrowing, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct as of such earlier date and no Default shall have occurred or be continuing.

(u)                                 No Default or Event of Default shall have occurred and be continuing or would result from such Borrowing.

(v)                                 The Administrative Agent shall have received the Debtors’ executed counterparts of the RSA, which shall be in form and substance satisfactory to the Debtors and the Required Backstop Lenders in their sole discretion.

(w)                               The Administrative Agent and the Backstop Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date (or arrangements for the netting of such fees and other amounts due and payable on the Closing Date shall have been made), including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented legal fees and all out-of-pocket expenses, in each case, required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(x)                                 [reserved]

(y)                                 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably request.

(z)                                  The engagement of BMO regarding its investment banking work (and any other work regarding any sale process of Equity Interests in EHH or any Equity Interests in any EHH subsidiaries or Affiliates) shall have been terminated.

Section 3.02.                         Conditions of Final Order Date Borrowing.  The obligations of the Lenders to make the Final Order Date Borrowing hereunder on the Final Order Funding Date are subject to the satisfaction (or waiver by the Required Backstop Lenders) of the following conditions:

(a)                                 The Administrative Agent and the Backstop Lenders shall have received all fees and other amounts due and payable on or prior to the Final Order Funding Date (or arrangements for the netting of such fees and other amounts due and payable on the Final Order Funding Date shall have been made), including, to the extent invoiced at least two Business Days prior to the Final Order Funding Date, reimbursement or payment of all reasonable and documented legal fees and all out-of-pocket expenses, in each case, required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(b)                                 All motions filed and orders entered after the Petition Date and prior to or on the date of the entry of the Final Order shall be reasonably satisfactory in form and substance to the Required Backstop Lenders.

(c)                                  (i) No Default or Event of Default shall have occurred and be continuing or would result from the Final Order Date Borrowing on the Final Order Funding Date and (ii) there shall not have occurred as a result of, and after giving effect to, the Final Order Date Borrowing, a Default (or any event which with the giving of notice or lapse of time or both would be a Default) under any of the Borrower’s or the Guarantors’ other material agreements (other than debt instruments or defaults arising due to the filing of the Bankruptcy Cases).

(d)                                 All representations and warranties made by the Loan Parties under Article IV and in each other Loan Document shall be true and correct in all material respects (other than representations and warranties qualified as to materiality, which will be true and correct in all respects) on and as of the Final Order Funding Date immediately prior to, and after giving effect to the Final Order Date Borrowing, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct as of such earlier date and no Default shall have occurred or be continuing.

(e)                                  The making of the Loans constituting the Final Order Date Borrowing shall not violate any material requirement of law and shall not be enjoined, temporarily, preliminarily or permanently;

(f)                                   The Final Order shall be in form and substance satisfactory to the Required Backstop Lenders in their sole discretion authorizing and approving the DIP Facility and the transactions contemplated hereby, shall have been entered by the Bankruptcy Court not later than 31 days after the entry of the Interim Order, and such Final Order shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Required Backstop Lenders. The Loan Parties shall be in compliance in all material respects with the Final Order.

(g)                                  The Administrative Agent shall have received a Borrowing Request for the Final Order Date Borrowing as required by Section 2.03;

(h)                                 All Obligations, as defined and under, the Existing First Lien Credit Agreement shall have been, substantially concurrently with the funding of the Final Order Date Borrowing, repaid in full in cash;

(i)                                     The RSA shall be in full force and effect; and

(j)                                    The then-current status of the contractual relationship with EHH, as directed by Morgan Stanley, in connection with EHH and its Subsidiaries shall be in form and substance satisfactory to the Required Backstop Lenders.

Section 3.03.                         Conditions of Third Borrowing.  The obligations of the Lenders to make the Third Borrowing hereunder on the Third Borrowing Funding Date are subject to the satisfaction (or waiver by the Required Backstop Lenders) of the following conditions:

(a)                                 The Administrative Agent and the Backstop Lenders shall have received all fees and other amounts due and payable on or prior to the Third Borrowing Funding Date (or arrangements for the netting of such fees and other amounts due and payable on the Third Borrowing Funding Date shall have been made), including, to the extent invoiced at least two Business Days prior to the Third Borrowing Funding Date, reimbursement or payment of all reasonable and documented legal fees and all out-of-pocket expenses, in each case, required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(b)                                 (i) No Default or Event of Default shall have occurred and be continuing or would result from the Third Borrowing on the Third Borrowing Funding Date and (ii) there shall not occur as a result of, and after giving effect to, the Third Borrowing, a Default (or any event which with the giving of notice or lapse of time or both would be a Default) under any of the Borrower’s or the

Guarantors’ other material agreements (other than debt instruments or defaults arising due to the filing of the Bankruptcy Cases).

(c)                                  All representations and warranties made by the Loan Parties under Article IV and in each other Loan Document shall be true and correct in all material respects (other than representations and warranties qualified as to materiality, which will be true and correct in all respects) on and as of the Third Borrowing Funding Date immediately prior to, and after giving effect to the Third Borrowing, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct as of such earlier date.

(d)                                 The making of the Loans constituting the Third Borrowing shall not violate any material requirement of law and shall not be enjoined, temporarily, preliminarily or permanently;

(e)                                  The Final Order as in effect on the Final Order Funding Date shall be in full force and effect, and such order shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Required Backstop Lenders. The Loan Parties shall be in compliance in all material respects with the Final Order.

(f)                                   The Administrative Agent shall have received a Borrowing Request for the Third Borrowing as required by Section 2.03;

(g)                                  Specified Tranche A Lenders or Specified Tranche B Lenders shall have determined to fund the Third Borrowing;

(h)                                 The Disclosure Statement, in form and substance satisfactory to the Required Backstop Lenders, shall have been approved by the Bankruptcy Court;

(i)                                     The then-current status of the contractual relationship with EHH, as directed by Morgan Stanley, in connection with EHH and its Subsidiaries shall be in form and substance satisfactory to the Required Backstop Lenders; and

(j)                                    The RSA shall be in full force and effect.

Section 3.04.                         Covenant Regarding Third Borrowing.  No later than seven (7) days prior to the Confirmation Hearing, the Specified Tranche A Lenders or the Specified Tranch B Lenders shall notify the Loan Parties and the Administrative Agent whether they will fund the Third Borrowing (which such determination shall be based exclusively on whether the conditions set forth in Section 3.03 have been satisfied); provided, however, any failure of the Lenders to send such notice in accordance with this Section 3.04 shall not affect (or relieve) any Lender of its Commitment to fund the Third Borrowing.

ARTICLE IV

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 4.01.                         Organization; Powers. Each of the Loan Party and their Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and subject to entry of the DIP Order and subject to any restrictions arising on account of any Loan Party’s status as a “debtor” under the Bankruptcy Code, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 4.02.                         Authority; Enforceability.

(a)                                 Subject to the entry of the DIP Order, the Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, limited liability company or limited partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of such Loan Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).

(b)                                 Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and, upon entry of the Interim Order or Final Order, as the case may be, constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.03.                         Approvals; No Conflicts.  Subject to the entry of the DIP Order, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (other than the entry of the DIP Order) or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Parties or their Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon a Loan Party or any of its Subsidiaries or its and their Properties, or give rise to a right thereunder to require any payment to be made by such Loan Party or Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any of their Subsidiaries (other than the Liens created by the Loan Documents).

Section 4.04.                         Financial Condition; No Material Adverse Effect.

(a)                                 The Borrower has heretofore furnished to the Lenders its audited consolidated balance sheet and statement of income, stockholders equity and cash flows as of and for the fiscal years ended December 31, 2013 and December 31, 2014, all reported on by a firm of independent public accountants acceptable to the Required Lenders. Such audited financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)                                 Since June 30, 2015, there has been no event, development or circumstance that has had a Material Adverse Effect.

Section 4.05.                         Litigation.

(a)                                 As of the Closing Date, except as set forth on Schedule 4.05 and other than the Bankruptcy Cases, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Loan Parties, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b)                                 Since the Closing Date, there has been no change in the status of the matters disclosed in Schedule 4.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 4.06.                         Environmental Matters.  Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to clauses (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect), to the knowledge of the Loan Parties:

(a)                                 no Property of the Loan Parties or any of their Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b)                                 no Property of the Loan Parties or any of their Subsidiaries nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(c)                                  all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Loan Party or any of its Subsidiaries, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and each Loan Party and its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d)                                 all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of a Loan Party or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e)                                  the Loan Parties have taken all steps reasonably necessary to determine and have determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of a Loan Party or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(f)                                   to the extent applicable, all Property of the Loan Parties and each of their Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Loan Parties do not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g)                                  neither the Loan Parties nor any of their Subsidiaries has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 4.07.                         Compliance with the Laws and Agreements; No Defaults.  Except as could not be reasonably be expected to have a Material Adverse Effect:

(a)                                 each of the Loan Parties and each of its Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)                                 [reserved]; and

(c)                                  no Default has occurred and is continuing.

Section 4.08.                         Not a Regulated Entity.  Neither the Loan Parties nor any of their Subsidiaries (a) is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Governmental Requirement regarding its authority to incur Debt.

Section 4.09.                         Taxes.  Each of the Loan Parties and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, (b) where such payment is in violation of the Budget covenant set forth in Section 5.23, or (c) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Loan Parties and their Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Loan Parties, adequate. No Lien relating to Taxes described in the first sentence of this Section 4.09 has been filed and, to the knowledge of the Loan Parties, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 4.10.                         ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

Section 4.11.                         Disclosure; No Material Misstatements.  Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Loan Parties, taken as a whole, none of the written reports, financial statements, certificates or other information furnished by or on behalf of a Loan Party or any of its Subsidiaries to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) (other than information of a general industry nature or constituting projected financial information, prospect information, geological and geophysical data and engineering projections) contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, taken as a whole, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. To the knowledge of the Loan Parties there is no fact peculiar to the Loan Parties or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Loan Parties or any of their Subsidiaries prior to, or on, the Closing Date in connection with the transactions contemplated hereby. There are no statements or conclusions known to the Loan Parties in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Loan Parties and their Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 4.12.                         Insurance.  Each Loan Party has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Loan Parties and their Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 4.13.                         Labor Matters.  As of the Closing Date, there are no strikes, lockouts or slowdowns against the Loan Parties or any of their Subsidiaries pending or, to the knowledge of the Loan Parties, threatened that are reasonably likely to impact the Loan Parties and their Subsidiaries material operations (taken as a whole). The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other material Federal, state, local or foreign law dealing with such matters. All material payments due from the Loan Parties or any of their Subsidiaries, or for which any claim may be made against the Loan Parties or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Parties or their

Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Loan Parties or any of their Subsidiaries is bound.

Section 4.14.                         Subsidiaries.  Schedule 4.14 sets forth the name of, and the ownership interest of the Loan Parties in, each Subsidiary of the Loan Parties (as such Schedule may be updated from time to time, including pursuant to a notice delivered in accordance with Section 5.01(j)).

Section 4.15.                         Location of Business and Offices.  The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of Delaware is Magnum Hunter Resources Corporation; and the organizational identification number of the Borrower in Delaware is 2758331 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 5.01(j) in accordance with Section 9.01). Each other Loan Parties’ jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and organizational identification number in its jurisdiction of organization is stated on Schedule 4.14 (as such Schedule may be updated from time to time, including pursuant to a notice delivered in accordance with Section 5.01(j)).

Section 4.16.                         Properties; Titles, Etc.

(a)                                 Except as disclosed in Schedule 4.16, each of the Loan Parties and their Subsidiaries has good and defensible title to the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report (excluding, to the extent this representation and warranty is deemed to be made after the Closing Date, any such Oil and Gas Properties sold or transferred in compliance with Section 6.11) and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 6.03. After giving full effect to the Excepted Liens, a Loan Party or its Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Loan Party or Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s or Subsidiary’s net revenue interest in such Property.

(b)                                 All material leases and agreements necessary for the conduct of the business of the Loan Parties and their Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.

(c)                                  The rights and Properties presently owned, leased or licensed by the Loan Parties and their Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties and their Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

(d)                                 All of the material Properties of the Loan Parties and their Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)                                  Each Loan Party and its Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Loan Party or Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 4.17.        Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) to the knowledge of the Loan Parties, none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Loan Parties or any of their  Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by the Loan Parties or any of their Subsidiaries, in a manner consistent with the Loan Parties’ or their Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 4.17 could not reasonably be expect to have a Material Adverse Effect).

Section 4.18.        Gas Imbalances, Prepayments.  As of the Closing Date, except as set forth on Schedule 4.18 or on the most recent certificate delivered pursuant to Section 5.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Loan Parties or any of their Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500 mmcf equivalent in the aggregate.

Section 4.19.        Marketing of Production.  Except for contracts listed and in effect on the Closing Date on Schedule 4.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Loan Parties represent that they and their Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Loan Parties’ or their Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the Closing Date.

Section 4.20.        Hedging Agreements.  Schedule 4.20, as of the Closing Date, sets forth, a true and complete list of all Hedging Agreements of the Loan Parties and each of their Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 4.21.        Use of Proceeds.  The proceeds of the Loans shall be used in accordance with Section 5.21.

Section 4.22.        [Reserved].

Section 4.23.        Sanctioned Persons; USA PATRIOT Act; FCPA.

(a)           None of the Loan Parties or any of their Subsidiaries nor, to the knowledge of the Loan Parties, any director, officer, agent, employee or Affiliate of the Loan Parties or any of their Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(b)           Each Loan Party and each of their Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of (including any laws relating to terrorism, money laundering, embargoed persons or the USA PATRIOT Act), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

(c)           Each Loan Party and each of their Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C.§§ 78dd-1, et seq. (“FCPA”) and any foreign counterpart thereto applicable to such Loan Party or Subsidiary. Neither the Loan Parties nor any of their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Loan Parties or any of their Subsidiaries or to any other Person.

Section 4.24.        Security Instruments.

Subject to Section 4.25, upon the execution and delivery by the Loan Parties hereto and the entry of the applicable DIP Order by the Bankruptcy Court, the Security Instruments, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable fully perfected security interest in the Collateral described therein and the proceeds thereof.

Section 4.25.        Bankruptcy Orders.

(a)           On and after the entry of the Interim Order and prior to the entry of the Final Order, the Interim Order is in full force and effect, and has not been reversed, vacated, stayed or modified or subject to appeal, and on and after the entry of the Final Order, the Final Order is in full force and effect, and has not been reversed, vacated, stayed or modified or subject to appeal.

(b)           No order has been entered in the Bankruptcy Cases (i) for the appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (iii) to convert any Bankruptcy Cases to a Chapter 7 case or to dismiss any Bankruptcy Case.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, each Loan Party covenants and agrees with the Lenders that:

Section 5.01.        Financial Statements; Ratings Change; Other Information.  The Borrower will furnish to the Administrative Agent which shall furnish to each Lender:

(a)           Annual Financial Statements. As soon as available, but in any event not later than the 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants proposed by Borrower and approved by the Required Tranche Lenders (it being agreed and understood that BDO USA, LLP is approved by the Required Tranche Lenders) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)           Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each fiscal quarter of each fiscal year of the Borrower (other than the fiscal quarter ending December 31, 2015), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)           Monthly Financial Statements. As soon as available, but in any event not later than 30 days after the end of each fiscal month, consolidated monthly balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such month of the Borrower and its Subsidiaries setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(d)           Update.  No later than the third Business Day after the end of (x) every three calendar weeks in the case of clause (i) below (beginning with the three-week period ending on January 1, 2016) or (y) every calendar week in the case of clause (ii) below, in each case, after the Closing Date, the Borrower will provide to the Lenders:

(i) a new thirteen (13)-week weekly budget, in form and substance reasonably satisfactory to the Required Tranche Lenders and containing information reasonably requested by the Required Tranche Lenders (such budget, together with the Initial Budget, the “Budget”) and

(ii) a variance report (the “Variance Report”), in form and substance reasonably satisfactory to the Required Tranche Lenders, detailing the following:

(A) the aggregate Receipts and the royalty receipts  received by the Borrower and its Subsidiaries during the four-week period immediately preceding the Testing Date (the “Testing Period”) and the aggregate capital expenditures, and the aggregate Disbursements, the aggregate disbursements on account of professional fees, and the aggregate disbursements made in accordance with the order of the Bankruptcy Court approving the Lien Motion or Royalty Motion to the extent such order contains restrictions or consent rights on such disbursements, in each case made by the Borrower and its Subsidiaries during such Testing Period; and

(B) any variance (whether plus or minus and expressed as a percentage) (a) between the aggregate Receipts received by the Borrower and its Subsidiaries during such Testing Period against the aggregate Receipts set forth in the Budget for such Testing Period, (b) between the aggregate Disbursements made during such Testing Period by the Borrower and its Subsidiaries against the aggregate Disbursements set forth in the Budget for such Testing Period and (c) between the aggregate capital expenditures made during such Testing Period by the Borrower and its Subsidiaries against the aggregate capital expenditures set forth in the Budget for such Testing Period.

(iii) For purposes herein, “Testing Date” shall mean the last Business Day of every week occurring after the Closing Date, which such initial date shall be on the earlier of the four week anniversary of the Petition Date, or the date that is two days prior to the hearing to approve the Final Order.

(e)           Certificate of Financial Officer — Compliance. (x) Concurrently with any delivery of financial statements under 5.01(a), 5.01(b) and 5.01(c), a certificate of the Borrower’s Financial Officer in substantially the form of Exhibit C hereto certifying as to whether (i) a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (y) concurrently with any delivery of financial statements under 5.01(c) a report certified by the Borrower’s Chief Financial Officer setting forth:

(i)            the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, in either such case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(ii)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(iii)          the occurrence of any Environmental Liability that, alone or together with any other Environmental Liability that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(iv)          any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each report delivered under this Section 5.01(e)(y) shall be accompanied by a statement of the Borrower’s Chief Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(f)            Eureka Hunter Financial Statements.  Promptly, and in any event not later than three (3) Business Days after the receipt by any Loan Party of periodic monthly, quarterly or annually financial statements with respect to Eureka Hunter and/or any of its Subsidiaries, a copy of such financial statements.

(g)           Notice of Certain Dispositions. (i) Prompt written notice, and in any event within five (5) Business Days, following the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event and (ii) prior written notice of any Disposition of any Oil and Gas Properties or any Equity Interests in any Subsidiary owning Oil and Gas Properties in an amount in excess of $1,000,000.

(h)           USA PATRIOT Act. Promptly after the request by any Agent or Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(i)            Lender Conference Calls. In connection with the distribution of the financial statements required under Sections 5.01 (c), upon the Administrative Agent’s reasonable written request, deliver notice of the date and time of a conference call with the Administrative Agent and the Lenders to discuss such financial information, including the Budget and Variance Report, which conference calls the Borrower shall host not later than 5 Business Days after such distribution (provided that any conference call hosted by the Borrower which is generally available to holders of its debt or equity securities shall satisfy this condition).

(j)            Information Regarding the Loan Parties. Prompt written notice (and in any event within five (5) Business Days prior thereto) of any change in any Loan Party’s corporate name, jurisdiction of organization, chief executive office, organizational identification number in such jurisdiction of organization or federal taxpayer identification number.

(k)           Production Report and Lease Operating Statements. Within 45 days after the end of each calendar month, a report certified by the Borrower’s Chief Financial Officer setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(l)            Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any Subsidiary.

(m)          Environmental Information.  Promptly, but in no event later than five Business Days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against a Loan Party or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action could reasonably result in a Material Adverse Effect.

(a)           Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.  In addition, upon reasonable request, the Borrower, any of its Subsidiaries and any of their respective Affiliates will provide the Lenders and their advisors, at reasonable times and upon reasonable prior notice, access to the Borrower’s management and advisors concerning information regarding the Borrower’s relationships with (and accounts payable to) its contract counterparties.

Documents or notices required to be delivered pursuant to Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on “EDGAR”, the Borrower’s website on the Internet at www.magnumhunterresources.com or another website identified by the Borrower to the Administrative Agent and which is accessible by the Administrative Agent at no charge or (ii) on which such documents are delivered to the Administrative Agent. Upon its receipt of any such documents or notices that are not posted to EDGAR or such a website, the Administrative Agent shall post such documents or notices to a website available to the Lenders and shall notify the Lenders of such posting. Notwithstanding the foregoing, the Administrative Agent shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR or the such a website.

Section 5.02.        [Reserved].

Section 5.03.        Existence; Conduct of Business.  Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.10.

Section 5.04.        Payment of Obligations.  Each Loan Party will, and will cause each of its Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse

Effect or result in the seizure or levy of any material Property of the Borrower or any Subsidiary or (c) such payment is in violation of the Budget covenant set forth in Section 5.23.

Section 5.05.        Performance of Obligations under Loan Documents.  The Borrower will pay the Loans and the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 5.06.        Operation and Maintenance of Properties.  Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, each Loan Party, at its own expense, will, and will cause each of its Subsidiary to:

(a)           operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b)           keep and maintain all Property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material producing Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities;

(c)           promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its proved producing Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, in each case, to the extent in compliance with the DIP Order and not in violation of the Budget covenant set forth in Section 5.23;

(d)           promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its proved producing Oil and Gas Properties and other material Properties;

(e)           operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements; and

(f)            to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 5.06.

Section 5.07.        Insurance.  Each Loan Party will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Collateral Agent as its interests may appear and such policies shall name the Collateral Agent as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent (or 10 days in the event of non-payment).

Section 5.08.        Books and Records; Inspection Rights.  Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.

Section 5.09.        Compliance with Laws.  Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10.        Environmental Matters.

(a)           Each Loan Party shall at its sole expense: (i) comply, and shall cause its Properties and operations and each of its Subsidiaries and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Loan Party’s or each of its Subsidiaries’ Properties or any other Property to the extent caused by the Loan Parties’ or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Loan Party’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Loan Party’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (iv) establish and implement, and shall cause each Subsidiary to establish and implement, such reasonable procedures as may be necessary to assure that the Loan Party’s and its Subsidiaries’ obligations under this Section 5.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower will promptly, but in no event later than five Business Days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against a Loan Party or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action could reasonably result in a Material Adverse Effect.

(c)           Each Loan Party will, and will cause each of its Subsidiaries to, undertake reasonable environmental audits in connection with any future acquisitions of producing Oil and Gas Properties.

Section 5.11.        Further Assurances.

(a)           Each Loan Party at its expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent or the Required Lenders to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Loan Party or any of its Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent or the Required Lenders, in connection therewith.

(b)           Each Loan Party hereby authorizes the Administrative Agent and the Collateral Agent to file or authorize the filing of one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 5.12.        Reserve Reports.

(a)           On or before January 31, 2016, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report, certified by its Chief Financial Officer, evaluating all Oil and Gas Properties and interests owned by a Loan Party and each of its Subsidiaries which have attributable to them Proved Reserves as of December 31, 2015. Each Reserve Report shall be prepared by one or more Approved Petroleum Engineers under the supervision of the appropriate personnel of the Borrower. In each case, such appropriate personnel of the Borrower shall also certify that such Reserve Report is true an accurate and based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.

(b)           Each Reserve Report may be supplemented by all such other internal information as the Borrower, the Required Tranche Lenders, or the Administrative Agent, acting reasonably, may request or deem appropriate, including without limitation sufficient internally prepared information to permit the Lenders’ engineering consultants to prepare economic engineering evaluations covering the Oil and Gas Properties.

(c)           With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from its Chief Financial Officer certifying that to his or her knowledge, after reasonable investigation, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) either a Loan Party or its Subsidiaries owns good and defensible title to the Proved Reserves evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 6.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 4.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require a Loan Party or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, and (iv) none of the Loan Parties’ and its Subsidiaries’ Proved Reserves have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Proved Reserves sold and in such detail as reasonably required by the Required Tranche Lenders.  Upon the request of the Administrative Agent, the Borrower shall attach to such certificate a list of all marketing agreements entered into subsequent to the later of the Closing Date or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 4.19 had such agreement been in effect on the Closing Date.

Section 5.13.        [Reserved].

Section 5.14.        Additional Collateral.

(a)           From time to time, the Borrower will, at its cost and expense, secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate within 30 days of such designation (or such later date as the Required Lenders may agree (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Loan Parties and each of its Subsidiaries (including real and other Property acquired subsequent to the Closing Date)); provided that, neither the Loan Parties nor any of its Subsidiaries  shall be required to take additional action with respect to assets specifically excluded from Collateral in the Security Instruments and assets which in the reasonable judgment of the Required Lenders are of de minimis value or for which the cost of obtaining a perfected security interest outweighs the value thereof. Such security interests and Liens will be created under the Security Instruments and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Required Lenders and the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches but excluding title insurance) as the Collateral Agent or the Required Lenders shall reasonably request within such thirty-day period to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent or the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

Section 5.15.        ERISA Compliance.  In addition to and without limiting the generality of Section 5.09, each Loan Party shall and shall cause each of its Subsidiaries to (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans (as defined in ERISA), (b) not take any action or fail to take action the result of which could be (i) a liability to the PBGC (other than liability for PBGC premiums) or (ii) a past due liability to any Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or any tax under the Code, (d) operate each employee benefit plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code except to the extent such failure to comply could not reasonably be expected to have Material Adverse Effect and (e) furnish to the Administrative Agent upon the Administrative Agent’s or the

Required Lenders’ request such additional information about any employee benefit plan as may be reasonably requested by the Administrative Agent or the Required Lenders.

Section 5.16.        Additional Guarantors.  Concurrently with the acquisition or formation of any Subsidiary and in any event not later than 30 days following such acquisition or formation, the Borrower shall cause to be delivered to the Administrative Agent (i) a Joinder Agreement executed by such Subsidiary and the direct owner of the Equity Interests of such Subsidiary, (ii) stock certificates or other instruments representing all the Equity Interests of such Subsidiary and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates or other instruments, or, if any Equity Interests pledged pursuant to such Security Agreement are uncertificated securities, confirmation and evidence satisfactory to the Required Lenders that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent in accordance with the UCC, (iii) all agreements, deeds of trust, mortgages, documents and instruments, including UCC Financing Statements (Form UCC-1), required by law or reasonably requested by the Collateral Agent (acting at the direction of the Required Lenders) to be executed, filed, registered or recorded to create or perfect the Liens on the Property of such Subsidiary (except to the extent not required under the Security Agreement), (iv) UCC searches, all dated reasonably close to the date of the Joinder Agreement and in form and substance satisfactory to the Required Lenders, and evidence reasonably satisfactory to the Required Lenders that any Liens indicated in such UCC searches are Excepted Liens or have been released, (v) the corporate resolutions or similar approval documents of such Subsidiary approving the execution and delivery of the Joinder Agreement and the performance of the Security Agreement and Guaranty by such Subsidiary, and (vi) a legal opinion reasonably acceptable to the Required Lenders, opining favorably on the execution, delivery and enforceability of the Loan Documents to which such Subsidiary is a party, and the grant and perfection of the security interest or trust lien purported to be made or effected by any such Loan Document and otherwise being in form and substance reasonably satisfactory to the Required Lenders and their counsel.

Section 5.17.        OFAC; Anti-Corruption Laws.  Neither any Loan Party nor any of its Subsidiaries (a) is an “enemy” or “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (b) is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto or (iii) the USA PATRIOT Act, (c) is a Sanctioned Person (as hereinafter defined), (d) has more than 10% of its assets in Sanctioned Countries (as hereinafter defined) or (e) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan will be used directly, or to the knowledge of the Borrower, indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. As used herein, “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time and “Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available as http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. The Borrower and its Subsidiaries, to their knowledge, are in compliance in all material respects with all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

Section 5.18.        [Reserved].

Section 5.19.        [Reserved].

Section 5.20.        Post-Closing Matters.  The Borrower will (a) deliver or cause to be delivered to the Administrative Agent each of the agreements, documents, instruments or certificates described on Schedule 5.20, all in form and substance reasonably satisfactory to the Required Tranche Lenders; (b) perform each of the actions described on Schedule 5.20 in a manner reasonably satisfactory to the Required Tranche Lenders; and (c) cause all such matters described in clauses (a) and (b) to be completed within the time periods set forth opposite each such item or action on such Schedule 5.20 (in each case, unless otherwise agreed to by the Administrative Agent (acting at the direction of the Required Tranche Lenders)).

Section 5.21.        Use of Proceeds.

(a)           The proceeds of the Initial Borrowing shall be used by the Borrower on or after the Closing Date to (i) pay certain costs, fees and expenses related to the Bankruptcy Cases, (ii) make payments pursuant to any interim or final order entered by the Bankruptcy Court within two Business Days of the Petition Date permitting the payment by the Debtors of any prepetition amounts then due and owing (the “First Day Orders”), provided, that, the form and substance of such First Day Orders shall be acceptable to the Required Backstop Lenders in their sole and absolute discretion, (iii) make the payments in respect of the Adequate Protection (as defined below) and General Unsecured Claims in accordance with the RSA, and (iv) to fund the working capital needs, including capital expenditure needs, of the Loan Parties during the Interim DIP Period, further provided that, in each case such payments shall be made in accordance with the Initial Budget, in form and substance acceptable to the Required Backstop Lenders in their sole and absolute discretion, including the Budget Variances.

(b)           On and after Final Order Funding Date, the proceeds of the Final Order Date Borrowing shall be used by the Borrower to (i) pay certain costs, fees and expenses related to the Bankruptcy Cases, (ii) fund working capital needs, including capital expenditure needs, of the Loan Parties during the Bankruptcy Cases (including, if applicable, any Adequate Protection payments), (iii) to repay in full in cash all Obligations, as defined and under, the Existing First Lien Credit Agreement and (iv) make payments pursuant to the Final Order or any other order of the Bankruptcy Court for the payment of any other prepetition amounts then due and owing, in each case in accordance with the Budget covenant set forth in Section 5.23, in form and substance acceptable to the Required Tranche Lenders in their sole and absolute discretion, including the Budget Variances.

(c)           On and after Third Borrowing Funding Date, the proceeds of the Third Borrowing shall be used by the Borrower to (i) pay certain costs, fees and expenses related to the Bankruptcy Cases, (ii) fund working capital needs, including capital expenditure needs, of the Loan Parties during the Bankruptcy Cases (including, if applicable, any Adequate Protection payments), (iii) make payments pursuant to the Final Order or any other order of the Bankruptcy Court for the payment of any prepetition amounts then due and owing, in each case in accordance with the Budget covenant set forth in Section 5.23, in form and substance acceptable to the Lenders in their sole and absolute discretion, including the Budget Variances and (iv) (a) if the Loan Parties and Required Backstop Lenders mutually agree to go forward with a 363 sales process of the Loan Parties’ assets, upon terms and conditions (including a Budget) agreed to be the Loan Parties and the Required Backstop Lenders (it being agreed and understood that the decision-making authority with respect to such sale process shall be retained by the Loan Proceeds), then such proceeds shall be used to fund such 363 sales process or (b) in the event the Loan Parties and Required Backstop Lenders do not agree to go forward with a 363 sales process of the Loan Parties’ assets, then such proceeds shall be used to fund the confirmation and consummation of the Plan of Reorganization.

(d)           The proceeds of the Loans shall be applied by the Borrower for uses solely to the extent that any such application of proceeds shall be in compliance with the Budget covenant set forth in Section 5.23 and such proceeds shall be not used (i) to fund acquisitions, capital expenditures, capital leases, or any other expenditure in violation of the Budget set forth in Section 5.23 or (ii) for the benefit of any of the Borrower’s Subsidiaries that is not a debtor under the Bankruptcy Cases.

(e)           No portion of the proceeds of any Loan shall be used in any manner that causes such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof

(f)            Subject to the Challenge Period and except as permitted pursuant to the Final DIP Order, proceeds of the DIP Facility shall not be used (i) to permit the Loan Parties or any other party-in-interest or their representatives to challenge or otherwise contest or institute any proceeding to determine (x) the validity, perfection or priority of security interests in favor of any of the Lenders or (y) the enforceability of the obligations of any Loan Party under the DIP Facility or (ii) to investigate, commence or prosecute any claim, motion, proceeding or cause of action against any of the Lenders and their agents, attorneys, advisors or representatives, including, without limitation, any lender liability claims, subordination claims or any claims attempting to invalidate any lock-up agreement.

Section 5.22.        Bankruptcy Filings. Not less than 48 hours prior to the filing thereof, the Borrower shall deliver to the Administrative Agent and the Lenders and their counsel copies of all material pleadings, motions and other documents to be filed with the Bankruptcy Court on behalf of the Debtors in the Bankruptcy Cases.

Section 5.23.        Budget Variance. As of any Testing Date, for the immediately preceding Testing Period, the Borrower shall not allow (i) the aggregate Receipts received by the Borrower and its Subsidiaries during such Testing Period to be less than 80% of the aggregate Receipts for the Borrower and its Subsidiaries set forth in the Budget for such Testing Period, (ii) the aggregate Disbursements made by the Borrower and its Subsidiaries during such Testing Period to be greater than 120% of the aggregate Disbursements set forth for the Borrower and its Subsidiaries in the Budget for such Testing Period or (iii) the aggregate capital expenditures made by the Borrower and its Subsidiaries during such Test Period to exceed 120% of the capital expenditures set forth in the Budget for such Testing Period (the variances described in this Section 5.23, the “Permitted Variances”).

Section 5.24.        Milestones. The Loan Parties shall comply with and achieve each of the Milestones (as the same may be extended from time to time with the consent of the Required Tranche Lenders).

Section 5.25.        Cash Management. The Loan Parties shall use a cash management system as approved by the Bankruptcy Court in form and substance satisfactory to the Required Lenders; provided, that the Borrower shall only withdraw or transfer from its accounts amounts necessary to fund expenses of the Loan Parties and their respective Subsidiaries for the immediately following week which do not violate the Budget covenant set forth in Section 5.23. Any material changes from such prepetition cash management system must be acceptable to the Required Tranche Lenders.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, each Loan Party covenants and agrees with the Lenders that:

Section 6.01.        [Reserved].

Section 6.02.        Debt. Each Loan Party will not, and will not permit any of its Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:

(a)           the Loans or other Obligations arising under the Loan Documents;

(b)           [reserved];

(c)           Debt of the Loan Parties and its Subsidiaries existing on the Closing Date that is reflected in the financial statements referred to in Section 4.04(a) and described on Schedule 6.02[, including all amounts outstanding on the Closing Date under the Existing First Lien Credit Agreement, the Existing Second Lien Credit Agreement and the Senior Notes];

(d)           accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business and in compliance with the Budget covenant set forth in Section 5.23 in all respects which are not greater than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(e)           Debt under Capital Leases in amounts that are in compliance under the Budget covenant set forth in Section 5.23;

(f)            Debt associated with worker’s compensation claims, or in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties of the Loan Parties or any of its Subsidiaries in the ordinary course of business as long as payments in respect thereto are in accordance with the Budget covenant set forth in Section 5.23 in all respects;

(g)           unsecured intercompany Debt between or among Loan Parties so long as such Debt is expressly subordinated in all respects to the Loans and other Obligations; provided, that (i) any subsequent issuance or other Disposition of Equity Interests that results in any such Debt being held by a Person other than a Loan Party and (ii) any sale or other Disposition of any such Debt to a Person that is not a Loan Party, will be deemed, in each case, to constitute an incurrence of such Debt by such Loan Party, that was not permitted by this Section 6.02(g);

(h)           endorsements of negotiable instruments for collection in the ordinary course of business and in accordance with the Budget covenant set forth in Section 5.23;

(i)            Guarantees by the Borrower and its Subsidiaries in respect of Debt permitted to be incurred pursuant to this Section 6.02; provided that if the Debt being guaranteed is subordinated to or pari passu with the Loans, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Debt guaranteed;

(j)            Debt arising under take or pay arrangements or gas balancing agreements which do not give rise to liability in the aggregate on a consolidated basis for the Borrower in excess of $2,000,000 at any one time outstanding;

(k)           Debt incurred in the ordinary course of the Borrower’s business in respect of Hedging Agreements in existence as of the Closing Date, permitted under Section 6.18 to the extent obligations thereunder are not in excess of $300,000; and

(l)            any obligation arising from agreements of the Borrower and any Subsidiary providing for indemnification or adjustment of purchase price, in each case, incurred or assumed in connection with the disposition or acquisition of any business, asset or Equity Interest of a Subsidiary in a transaction permitted under this Agreement; and

(m)          other Debt not to exceed $250,000 in the aggregate principal amount at any one time outstanding,

Section 6.03.        Liens. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)           Liens securing the payment of any Obligations;

(b)           Excepted Liens;

(c)           Liens described on Schedule 6.03;

(d)           Adequate Protection Liens;

(e)           Liens securing the payment of any Debt arising under the Existing First Lien Credit Agreement or the Existing Second Lien Credit Agreement;

(f)            Liens securing Debt permitted by Section 6.02(e), provided that such Liens extend only to the property purchased and/or financed with the proceeds of such Debt;

(g)           [reserved];

(h)           (i) leases and subleases of the properties of the Loan Parties or any of its Subsidiaries granted to third parties, in each case, in the ordinary course of business  and (ii) any interest of title of a lessor or sublessor under any leases entered into by the Borrower or its Subsidiaries in the ordinary course of business;

(i)            Liens attaching solely to cash earnest money deposits in connection with an Investment permitted by Section 6.05; and

(j)            Liens not otherwise permitted by the foregoing clauses of this Section 6.03; provided that the aggregate amount of all Debt secured under this clause (j) shall not exceed $100,000 at any time outstanding.

Section 6.04.        Restricted Payments. Each Loan Party will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except Subsidiaries of the Borrower may declare and pay dividends to the Borrower or another Subsidiary of the Borrower that is a Loan Party.

Section 6.05.        Investments, Loans and Advances. Each Loan Party will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)           Investments existing on the Closing Date that are, in the case of Investments made prior to the date of the financial statements referred to in Section 4.04(a), reflected in the financial statements referred to in Section 4.04(a) and, in any event, described on Schedule 6.05;

(b)           accounts receivable arising in the ordinary course of business;

(c)           direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d)           commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(e)           [reserved];

(f)            [reserved];

(g)           Investments made by the Borrower in or to any Subsidiary or by any Subsidiary in or to another Subsidiary;

(h)           subject to Section 6.06, Investments in direct ownership interests in additional Oil and Gas Properties, gas gathering, processing and transportation systems and all other assets contemplated by the permitted business of the Borrower located within the geographic boundaries of the United States of America in accordance with the Budget covenant in Section 5.23 and pursuant to acreage trades permitted under Section 6.11;

(i)            Investments in EHH (or another direct or indirect Subsidiary of EHH) in an aggregate amount not to exceed amounts made prior to the Closing Date plus additional amounts (if any) in accordance with the Budget covenant set forth in Section 5.23;

(j)            entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements (to the extent permitted under Section 6.11), contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, polling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons;

(k)           [reserved];

(l)            Investments arising from the endorsement of financial instruments in the ordinary course of business and in accordance with the Budget covenant set forth in Section 5.23 in all respects;

(m)          Guarantees permitted under Section 6.02;

(n)           Investments (other than Investments in GreenHunter Energy, Inc.) not to exceed $250,000 in the aggregate outstanding at any time;

(o)           [reserved];

(p)           Investments in securities or other assets of trade creditors or customers in the ordinary course of business received in settlement or bona fide disputes or upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(q)           (i) Investments consisting of earnest money deposits in connection with an Investment otherwise permitted by this Section 6.05, and (ii) lease, utility or similar deposits in the ordinary course of business and in accordance with the Budget covenant set forth in Section 5.23;

Section 6.06.        Nature of Business; International Operations. Each Loan Party will not, and will not permit any of its Subsidiaries to, engage in any business other than the Oil and Gas Business. From and after the Closing Date, each Loan Party or any of its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries or territorial waters of the United States or Canada.

Section 6.07.        Limitation on Leases. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Loan Parties and its Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $2,000,000 in any period of 12 consecutive calendar months during the life of such leases.

Section 6.08.        Use of Proceeds. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those specified in Section 5.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent (acting at the direction of the Required Lenders), the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 6.09.        Sale or Discount of Receivables. Except for receivables obtained by the Loan Parties or any of its Subsidiaries out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, none of the

Loan Parties nor any of its Subsidiaries will discount or sell (with or without recourse) to any other Person that is not the Borrower any of its notes receivable or accounts receivable.

Section 6.10.        Mergers, Etc. Neither the Loan Parties nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that (a) any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any other Loan Party (provided that such Loan Party shall be the continuing or surviving Person) and (b) the Loan Parties and their Subsidiaries may consummate any Investment or disposition in compliance with Section 6.05 or Section 6.11, respectively.

Section 6.11.        Sale of Assets. Each Loan Party will not, and will not permit any Subsidiary to Dispose of any Property or interest therein whether by way of merger, casualty, condemnation, assignment, farm-out or Production Payment to any Person other than any Loan Party except for:

(a)           the sale of Hydrocarbons in the ordinary course of business;

(b)           farmouts, sales or other Dispositions of undeveloped acreage or Oil and Gas Properties with no associated Proved Reserves and assignments in connection with such transactions in the ordinary course of business;

(c)           the sale or other Disposition of equipment in the ordinary course of business or that is no longer necessary for the business of the Loan Parties or any of its Subsidiaries or is replaced by equipment of at least comparable value and use and the sale or other Disposition of assets that are obsolete or no longer necessary for the business of the Loan Parties or any of its Subsidiaries;

(d)           Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto;

(e)           Dispositions between or among Loan Parties;

(f)            sales and other dispositions of seismic, geologic or other data, licenses and similar rights or assets in the ordinary course of business and consistent with past practice;

(g)           Casualty or condemnation events so long as the proceeds thereof are applied in accordance with Section 2.13;

(h)           any ordinary course or other Disposition approved by the Bankruptcy Court pursuant to an order in form and substance satisfactory to Required Lenders;

(i)            Permitted Asset Sales; and

(j)            Dispositions of other assets from time to time provided the aggregate fair market value of all such property disposed of under this clause (j) does not exceed $250,000 in the aggregate.

Section 6.12.        Environmental Matters. Each Loan Party will not, and will not permit any of its Subsidiaries to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any applicable

Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 6.13.        Transactions with Affiliates. Each Loan Party will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease, exchange or other Disposition of Property or the rendering of any service, with any Affiliate (other than the Loan Parties) other than transactions or arrangements in place as of October 15, 2015 (including contractual obligations in place at such time) or approved by the Bankruptcy Court pursuant to an order in form and substance satisfactory to the Required Lenders.

Section 6.14.        Subsidiaries. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, create or acquire any additional Subsidiary unless the Borrower complies with Section 5.16.  Each Loan Party shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 6.11.

Section 6.15.        Subsidiary Obligations and Preferred Stock. Each Loan Party will not and will not permit any of its Subsidiaries to issue preferred stock or create, incur or assume any Debt, except for preferred stock and Debt, in each case permitted under Section 6.02.

Section 6.16.        Negative Pledge Agreements. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent, Administrative Agent and the Lenders or restricts any Loan Party from paying dividends or making distributions to any other Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (c) any contract, agreement or understanding creating Liens on Capital Leases or purchase money Debt permitted by Section 6.03(c) or Debt set forth on Schedule 6.02 (but in each case only to the extent related to the Property on which such Liens were created), (d) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition, (e) customary provisions with respect to the distribution of Property in joint venture agreement or (f) any restrictions under the Gas Gathering Agreement.

Section 6.17.        Gas Imbalances, Take-or-Pay or Other Prepayments. Each Loan Party will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of a Loan Party or any of its Subsidiary that would require such Loan Party or Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 500 mmcf equivalent in the aggregate at all times except for such amounts that are covered by adequate reserves, which reserves (or the future cash flow therefrom) are excluded from the most recent Reserve Report.

Section 6.18.        Hedging Agreements.  Each Loan Party will not, and will not permit any of its Subsidiary to, enter into or in any manner be liable on any Hedging Agreements with any Person.

Section 6.19.        Sale and Leaseback Transactions. Each Loan Party will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 6.20.        Certain Amendments and Modifications; Other Debt. Each Loan Party will not, and will not permit any of its Subsidiaries to permit any amendment of its organizational documents in a manner that would be adverse in any material respect to the Lenders.

Section 6.21.        Contracts and Leases. No Loan Party shall, or shall permit any of its Subsidiaries to, except as otherwise permitted pursuant to the DIP Order, any plan of reorganization confirmed in the Bankruptcy Orders or a motion filed by or after consultation of the Required Lenders or a motion to assume the RSA, assume, assume and assign or reject any executory contract or unexpired lease not assumed, assumed and assigned or rejected on or before the date hereof.

Section 6.22.        Marketing of EHH.  Unless contemplated by the RSA, upon the failure to satisfy the Conditions Precedent to the Third Borrowing, the Debtors shall not take any action including, without limitation, engaging an investment banker, contacting potential bidders, or seeking approval of a motion to approve bidding procedures, with regard to the Debtors’ Equity Interest in EHH or any of EHH’s Affiliates or Subsidiaries, without the consent of both the Required Backstop Lenders.

ARTICLE VII

Events of Default; Remedies

Section 7.01.        Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)           any representation or warranty made or deemed made by or on behalf of a Loan Party or any of its Subsidiaries in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any material respect;

(d)           any Loan Party or any of their respective Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in (i) Sections 5.01(d), 5.01(e)(y), 5.01(g), 5.01(h), 5.01(l), 5.03, 5.06, 5.08, 5.11, 5.12, 5.14, 5.16, 5.17, 5.20, 5.21, 5.22 5.23, 5.24 and 5.25 or in Article VI or (ii) Section 5.01 (other than 5.01(d),(e)(y), (g),(h) (l)), and Section 5.12 and such failure shall continue unremedied for a period of three Business Days;

(e)           any Loan Party or any of their respective Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 15 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default;

(f)            [reserved];

(g)           any event or condition occurs that results in any Prepetition Material Debt that is not stayed by the automatic stay in the Bankruptcy Cases becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Prepetition Material Debt or any trustee or agent on its or their behalf to cause any Prepetition Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof; provided that in the case of a breach of a financial covenant in such Prepetition Material Debt shall not result in an Event of Default that is not stayed by the automatic state in the Bankruptcy Cases under this clause (g) unless the holders of such Prepetition Material Debt cause such Debt to become due prior to its scheduled maturity;

(h)           a period of fifteen (15) consecutive trading days shall occur during which  natural gas prices as published by NYMEX are less than $1.65 per MMBtu;

(i)            [reserved];

(j)            [reserved];

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $500,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer has been notified, does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed (including subject to the automatic stay under the Bankruptcy Cases), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)            the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto, or shall be repudiated by any Loan Party, or cease to create a valid and perfected Lien of the priority required thereby on any material portion of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Subsidiary or any of their Affiliates shall so state in writing;

(m)          an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(n)           [reserved];

(o)           any Guarantee under the Guaranty for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guaranty (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(p)                                 a Change in Control shall occur;

(q)                                 an order shall have been entered by the Bankruptcy Court (i) dismissing the Bankruptcy Cases or (ii) converting the Bankruptcy Cases to a Chapter 7;

(r)                                    the Bankruptcy Court shall enter an order denying, terminating or modifying (i) the Exclusivity Period, (ii) the exclusive right of any Loan Party to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code or (iii) the Loan Parties’ use of cash collateral or any other Termination Event shall occur, without the prior written consent of the Required Lenders;

(s)                                   an order with respect to the Bankruptcy Cases shall be entered by the Bankruptcy Court appointing, or any Loan Party or any of their respective Subsidiaries shall file an application for an order with respect to the Bankruptcy Cases seeking the appointment of, (i) a trustee under Section 1104 of the Bankruptcy Code, or (ii) an examiner with enlarged powers relating to the operation of the Business of the Loan Parties (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

(t)                                    any order shall have been entered by the Bankruptcy Court granting any relief from or modifying any stay of proceedings, including, without limitation, the automatic stay, to allow any third party creditor to execute upon or enforce a Lien in any of a Loan Party’s asset or assets securing a claim with a value in excess of $500,000 (unless the Required Lenders shall have granted prior written consent to such relief or such relief consists solely of insurance proceeds payable to such creditor);

(u)                                 the entry of an order in the Bankruptcy Cases granting any other superpriority administrative claim or Lien pari passu with or superior to that granted to the Collateral Agent, on behalf of itself and Lenders (other than the Carve-Out or as otherwise contemplated by the applicable DIP Order), or any Loan Party or any of their respective Subsidiaries shall file any pleading requesting such relief (without the prior written consent of Collateral Agent);

(v)                                 the entry of an order in the Bankruptcy Cases confirming (or the filing of any motion or pleading requesting confirmation of) a plan of reorganization that does not comply with the terms of the RSA;

(w)                               the Interim Order or the Final Order shall have been stayed, amended, modified, reversed, vacated, subject to appeal or otherwise modified without the express prior written consent of the Required Backstop Lenders;

(x)                                 any payment of or grant of adequate protection with respect to any prepetition debt (other than as described herein, in the other Loan Documents or the applicable DIP Order) without the consent of the Required Backstop Lenders and approval of the Bankruptcy Court;

(y)                                 any Liens or DIP Superpriority Claims granted with respect to the DIP Facility shall cease to be valid, perfected and enforceable in all respects with the priority in the applicable Order, or (ii) the disallowance, expungement, extinguishment or impairment of any portion of the DIP Superpriority Claim;

(z)                                  [reserved];

(aa)                          the commencement of any adversary proceeding, contested matter or other action by any Debtor either asserting any claims and defenses or otherwise against any creditors of the Existing

First Lien Credit Agreement or Existing Second Lien Credit Agreement, except as may be permitted under the DIP Order; or

(bb)                          any Debtor shall fail to comply with any of the Milestones.

Section 7.02.                         Remedies.

(a)                                 In the case of an Event of Default, at any time thereafter during the continuance of such Event of Default (1) the Administrative Agent shall promptly (upon receipt of notice), at the request of the Required Tranche Lenders, (i) deliver a notice to the Borrower of the Event of Default, (ii) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the Loan Documents), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor, (iv) terminate the DIP Facility and (v) charge the default rate of interest on the Loans and (2) upon three (3) Business Day’s written notice to the Borrower from the Required Tranche Lenders, in their sole and absolute discretion, the automatic stay of Section 362 of the Bankruptcy Code shall be terminated without order of the Bankruptcy Court, without the need for filing any motion for relief from the automatic stay or any other pleading, for the purpose of permitting the Lenders to do any of the following: (i) direct the Collateral Agent to foreclose on the Collateral; and (ii) enforce all of their rights under the Guaranty;.

(b)                                 In the case of the occurrence of an Event of Default, the Administrative Agent and the Collateral Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)                                  All proceeds realized from the liquidation or other Disposition of collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments, such reimbursement paid (i) first to the Administrative Agent and the Collateral Agent and then (ii) second to the Lenders, pro rata to the extent incurred; second, to accrued interest on the Loans; third, to fees; fourth, pro rata to principal outstanding on the Loans and Obligations referred to in clause (iii) of the definition of Obligations; fifth, to any other Obligations; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

(d)                                 Furthermore, in the case of an Event of Default, at any time thereafter during the continuance of such Event of Default, upon three (3) Business Day’s written notice to the Borrower from the Required Tranche Lenders, in their sole and absolute discretion, the Required Tranche Lenders shall be entitled to require the Debtors to sell their equity interests in EHH pursuant to section 363 of the Bankruptcy Code, at such price and upon such other terms as the Required Tranche Lenders deem commercially reasonable, and the Lenders shall be entitled to credit bid all or a portion of the outstanding Obligations in such sale.

ARTICLE VIII

The Administrative Agent

Section 8.01.                         Appointment and Authority. Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02.                         Actions by Agents.  Other than matters that are ministerial in nature (including, for example, maintaining the Register under Section 9.04(e) and taking perfection actions with respect to the Collateral), the Agents shall not take any action or exercise any powers (whether expressly contemplated by the terms of this Agreement or otherwise) except as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances) and in all cases they shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless they shall (a) receive written instructions from the applicable percentage of Lenders (including, in the Agent’s discretion, instructions by e-mail from counsel to the Required Lenders)  or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be required under the circumstances) specifying the action to be taken and (b) be indemnified to each of their satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Collateral Agent shall take such action with respect to such Default as shall be directed by the Administrative Agent (acting at the direction of the requisite Lenders in the written instructions (accompanied by indemnity satisfactory to the Administrative Agent or the Loan Administrator, as applicable) described in this Section 8.03), provided that, unless and until the Administrative Agent or the Loan Administrator (as applicable) shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Agents be required to take any action which exposes either of them to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  The Agents shall not be liable for any action taken or not taken by either of them with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances), and otherwise the Agents shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith including its own ordinary negligence, except for its own gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction not subject to further appeal).

Section 8.03.                         Rights as a Lender. The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 8.04.                         Exculpatory Provisions.

(a)                                 No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.

(b)                                 No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender.

(c)                                  No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent, (vi) the existence, value, perfection or priority of any Collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

Section 8.05.                         Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.06.                         Delegation of Duties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the DIP Facility as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the applicable Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.07.                         Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Section 8.08.                         Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Section 8.09.                         Agency Provisions Relating to Collateral; Release of Liens and Guarantees.  Each Lender hereby irrevocably authorizes and ratifies the Collateral Agent’s entry into this Agreement and the Security Instruments for the benefit of the Secured Parties.  Each Lender hereby irrevocably agrees that any action taken by the Collateral Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Instruments, and the exercise by the Collateral Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon all Lenders.  The Collateral Agent is hereby irrevocably authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Collateral Agent’s Liens upon the Collateral, for its benefit and the ratable benefit of Lenders.  Lenders hereby irrevocably agree that the Liens granted to or held by the Collateral Agent upon any Collateral shall be automatically released upon any disposition of Collateral that is expressly permitted under Section 6.11.  Except as provided in the preceding sentence, the Collateral Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders.  Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Upon request by the Collateral Agent at any time, Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant hereto.  Except with respect to the standard of care described below, the Collateral Agent shall have no obligation to perfect or determine whether the Liens granted to the Collateral Agent herein or pursuant to the Security Instruments have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.  With respect to the perfection of any Liens granted hereunder, the Collateral Agent shall be entitled to rely solely on the direction of the Required Lenders and their representatives and counsel as to whether such Liens have been properly granted.  Except as directed by the Required Lenders (subject to the terms hereof), the exercise of reasonable care in the custody of any collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  The Loan Parties and Lenders hereby irrevocably authorize the Agents, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) or to sell or otherwise dispose of (or to consent to any such sale or other disposition of) all or any portion of the Collateral at any sale thereof conducted by the Collateral Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization, or at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law.

ARTICLE IX

Miscellaneous

Section 9.01.                         Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)                                     if to the Borrower, to it at Magnum Hunter Resources Corporation, 1046 Texan Trail, Grapevine, Texas 76051, Attention Joseph C. Daches (Fax No. 832-369-6992);

(ii)                                  if to the Administrative Agent, to Cantor Fitzgerald Securities, 110 East 59th Street, New York, New York 10022, Attention Nils Horning (Magnum Hunter Resources DIP) (Telecopy No. (646) 219-1180), with a copy to Cantor Fitzgerald Securities, 900 West Trade Street, Suite 725, Charlotte, North Carolina 28202, Attention Bobbie Young (Telecopy No. (646) 390-1764);

(iii)                               if the Collateral Agent, to Cantor Fitzgerald Securities, 110 East 59th Street, New York, New York 10022, Attention Nils Horning (Magnum Hunter Resources DIP) (Telecopy No. (646) 219-1180), with a copy to Cantor Fitzgerald Securities, 900 West Trade Street, Suite 725, Charlotte, North Carolina 28202, Attention Bobbie Young (Telecopy No. (646) 390-1764; and

(iv)                              if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01; however, notices to the Agents shall only be effective upon actual receipt. As agreed to among the Borrower, the Agents and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) notification of changes in the terms of the DIP Facility and (3) all information delivered pursuant to Sections 5.01(a) and (b).  Each Lender hereby agrees that any Lender that is a Company Competitor shall be deemed a Public Lender for purpose of Section 9.01 hereof.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE AGENTS NOR ANY OF THEIR RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. Notwithstanding anything contained herein to the contrary, under no circumstances shall (a) any Loan Party have (or be deemed to have) a cleansing obligation with respect to any Lender (including any Public Lender) on account of any information provided pursuant to any Loan Document or (b) any Lender (including any Public Lender) have (or be deemed to have) a cleansing right on account of any information provided pursuant to any Loan Document.

Section 9.02.                         Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

Section 9.03.                         Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Lenders, the Collateral Agent and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04.                         Successors and Assigns.

(a)                                 Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)                                 Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided further, however, that (i) unless the assignment is to a Lender or an Affiliate of a Lender, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $500,000 (except (x) in the case of any assignment pursuant to the last paragraph of this Section 9.04(b) or (y) as may be agreed otherwise by the Administrative Agent), or, if less, the entire remaining amount of such Lender’s Commitment or Loans; provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (x) (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and (y) become a party to the RSA pursuant to the terms thereof, and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable Tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement,  and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).  Notwithstanding anything set forth herein to the contrary, the effectiveness of any assignment hereunder is conditioned upon the assignee concurrently becoming a party to the RSA in accordance with the terms and conditions thereof (and any purported assignment that does not satisfy such condition shall be null and void ab initio).

Subsequent to entry of the Interim Order and on or prior to the Final Order Funding Date, (i) each Backstop Tranche A Lender shall assign, pro rata based on its Tranche A Commitment on the Closing Date (in the case of any Tranche A Loans funded by Cantor Fitzgerald on the Closing Date, after giving effect to any subsequent assignments by Cantor Fitzgerald), to one or more Existing Second Lien Lenders (other than any Backstop Tranche A Lender) that elect to participate in the DIP Facility (each an “Electing Second Lien Lender”), pursuant to the procedures and documentations satisfactory to the Backstop Tranche A Lenders and the Borrower, a portion of its Tranche A Commitment and the Tranche A Loans at the time owing to it at par such that each such Electing Second Lien Lender may hold up to its pro rata share of the Tranche A Loans and Tranche A Commitments based on the share of the Loans (as defined in the Existing Second Lien Credit Agreement) held by such Electing Second Lien Lender on the December 21, 2015 (the “Tranche A Solicitation Assignment”); and (ii) each Backstop Tranche B Lender shall assign, pro rata based on its Tranche B Commitment on the Closing Date (in the case of any Tranche A Loans funded by Cantor Fitzgerald on the Closing Date, after giving effect to any subsequent assignments by Cantor Fitzgerald), to one or more Noteholders (other than any Backstop Tranche B Lender) that elect to participate in the DIP Facility (each, an “Electing Noteholder”), pursuant to the procedures and documentations satisfactory to the Backstop Tranche B Lenders and the Borrower, a portion of its Tranche B Commitment and the Tranche B Loans at the time owing to it at par such that each such Electing Noteholder may hold up to its pro rata share of the Tranche B Loans and Tranche B Commitment based on the share of the Senior Notes held by such Electing Noteholder on the December 21, 2015 (the “Tranche B Solicitation Assignment”), in each case,  subject to the execution by each such Electing Second Lien Lender or Electing Noteholder, as the case may be, of a joinder to the RSA.  The Tranche A Solicitation Assignments and the Tranche B Solicitation Assignments may be documented by one or more master assignments and assumptions substantially in the form of the Assignment and Acceptance with modifications acceptable to the Administrative Agent, the Backstop Lenders and to the extent inconsistent with any of the terms hereof, the Borrower.  The Tranche A Solicitation Assignment and the Tranche B Solicitation Assignment may be consummated on the Final Order Funding Date and the payment of the purchase prices by the Electing Second Lien Lenders and the Electing Noteholders to the applicable Backstopping Lenders may be made through the Administrative Agent pursuant to a netting arrangement in connection with the funding of the Final Order Date Borrowing.

(c)                                  By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Loan Parties or any of its Subsidiaries or the performance or observance by the Loan Parties or any of its Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 4.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable Tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)                                   Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons (each a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest or fees on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing all or substantially all of the value of the Guarantees or all or substantially all of the Collateral). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such participating bank or other Person agrees to be subject to Sections 2.18 and 2.20 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)                                  Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)                                 Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)                                     Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender as long as such Granting Lender is a party to the RSA and (ii) disclose on a confidential basis any non-

public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.  For the avoidance of doubt, nothing in this paragraph provides an exception to the requirement that each Lender must be a party to the RSA.

(j)                                    The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

Section 9.05.                         Expenses; Indemnity.

(a)                                 The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Backstop Lenders (limited, in the case of professional fees, to the (a) reasonable and documented out-of-pocket fees, expenses and disbursement of one primary counsel and one local counsel in each relevant local jurisdiction for all Backstop Lenders constituting Tranche A Lenders, taken as a whole, and one financial adviser for the Backstop Lenders that are Tranche A Lenders, taken as a whole, and (b) reasonable and documented out-of-pocket fees, expenses and disbursement of one primary counsel and one local counsel in each relevant local jurisdiction for all Backstop Lenders constituting Tranche B Lenders, taken as a whole, and one financial adviser for the Backstop Lenders that are Tranche B Lenders, taken as a whole, in each case, as invoiced by such professionals, and in accordance with their engagement letters entered into with the Borrower), in connection in any manner with the discussion, negotiations, diligence, preparation, execution and delivery of any documents in connection with the DIP Facility, including the funding of all Loans under the DIP Facility, the syndication (including printing, distribution and bank meeting) of the DIP Facility, the preparation and administration of this Agreement and the other Loan Documents, transportation, audit, insurance, field examination, appraisal and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the Lenders in connection with the DIP Facility, the Loan Documents or the transactions contemplated thereby, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) including the reasonable and documented fees, charges and disbursements of Shipman & Goodwin LLP, counsel for the Administrative Agent and the Collateral Agent (and, if necessary, by a firm of local counsel for the Administrative Agent and Collateral Agent) and (ii) all reasonable and documented out-of-pocket expenses (subject to the limitations in clause (i) above) incurred by the Administrative Agent, the Collateral Agent, the Backstop Lenders constituting Tranche A Lenders, taken as a whole, and the Backstop Lenders constituting Tranche B Lenders, taken as a whole, in connection with the administration of this Agreement and the Loan Documents, the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or the Backstop Lenders constituting Tranche A Lenders, taken as a whole, or the Backstop Lenders constituting Tranche B Lenders, taken as a whole.

(b)                                 The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including, without limitation, reasonable fees, charges and disbursements of counsel or financial advisors, incurred by or asserted or awarded against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the DIP Facility), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing (including the preparation of any defense in connection therewith), whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available (a) to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee and (b) to the extent arising from a proceeding not involving an act or omission by the Borrower or its Affiliates that is brought by an Indemnitee against any other Indemnitee (other than disputes involving claims against an Agent in its capacity as such). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.05(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security-holders or creditors, an Indemnitee or any other person, or an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of outstanding Loans (in each case, determined as if no Lender were a Defaulting Lender).

(d)                                 To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

Section 9.06.                         Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, Hedging Agreements with the Borrower or any Subsidiary) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 9.07.                         Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) (IN EACH CASE, OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

Section 9.08.                         Waivers; Amendment.

(a)                                 No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such scheduled payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or forgive the amount of, or extend the date for, payment of any Fees, any principal or interest of any Loan without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release all or substantially all of the value of the Guarantees or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV, (v) reduce the percentage contained in the definition of the term “Required Lenders” or amend this Section 9.08(b) without the prior written consent of each Lender, (vi) impose any additional restrictions on any Lender’s ability to assign any of its rights and obligations under Section 9.04 without prior written consent of each Lender, (vii) amend or modify the provisions of Section 7.02(a), 9.19 or 9.20 without the prior written consent of the Required Tranche Lenders or (viii) amend or modify definitions of the terms “Backstop Tranche A Lenders”, “Backstop Tranche B Lenders”, “Backstop Tranche A Commitments”, “Backstop Tranche B Commitments”, “Backstop Tranche A Loans”, “Backstop Tranche B Loans”, “Required Backstop Lenders”, “Required Tranche Lenders” or any other provisions of this Agreement related to voting arrangements among the Lenders without the prior written consent of each applicable Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c)                                  The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or immaterial errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

Section 9.09.                         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”) shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.10.                         Entire Agreement.  This Agreement, the other Loan Documents and any written agreement regarding the payment of Fees constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11.                         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12.                         Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13.                         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.14.                         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15.                         Jurisdiction; Consent to Service of Process.

(a)                                 EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON- EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE DIP AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)                                 EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)                                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16.                         Confidentiality.  (a)  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (provided in the case of any subpoena or similar process, the Administrative Agent will endeavor to provide the Borrower reasonable advance notice thereof, to the extent permitted by law, to afford the Borrower an opportunity to limit or protest the disclosure), (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) on a confidential basis to (i) any rating agency in connection with rating the Borrower or any of its respective Subsidiaries or the facilities hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (iii) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration, settlement and management of this Agreement and the Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” means all information received from the Borrower or any other Loan Party and related to the Borrower, any other Loan Party, EHH, any of their respective Subsidiaries, or any of their respective businesses, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or such Loan Party; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 9.17.                         Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.18.                         USA PATRIOT Act Notice. Each Lender, the Administrative Agent and the Collateral Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Administrative Agent or the Collateral Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

Section 9.19.                         Option to Purchase.

(a)                                 The Backstop Tranche B Lenders agree that if the RSA is terminated, on the date of such termination, the Backstop Tranche B Lenders will be deemed to have automatically offered (the “Purchase Offer”) to the Backstop Tranche A Lenders the option to purchase (the “Purchase”) a portion of the unpaid principal balance of the Loans and Commitments hereunder not to exceed 15.00% of the aggregate amount of all unpaid principal balance of the Loans and Commitments as of such date of such Purchase (plus accrued and unpaid interest on the Loans so offered) at a purchase price equal to 100% of the principal amount and accrued and unpaid interest purchased.  Interest shall be calculated to but excluding the Business Day on which such purchase shall occur if the amounts so paid by the Backstop Tranche A Lenders that have exercised such option to the bank account designated by the Administrative Agent are received in such bank account prior to 1:00 p.m., New York time and interest shall be calculated to and including such Business Day if the amounts so paid by such Backstop Tranche A Lenders to the bank account designated by the Administrative Agent are received in such bank account later than 1:00 p.m., New York time on such Business Day. The Purchase shall be made without recourse against the Backstop Tranche B Lenders or warranty or representation of any kind by the Backstop Tranche B Lenders and shall be made on a pro rata basis across the Backstop Tranche B Lenders.

(b)                                 The Backstop Tranche A Lenders shall irrevocably accept or reject the Purchase Offer within ten (10) days of the termination of the RSA by written notice to the Backstop Tranche B Lenders, and the parties shall endeavor to close promptly thereafter, but in no event later than five (5) Business Days after the date of such notice.  If the Backstop Tranche A Lenders accept the Purchase Offer, it shall be exercised, subject to the provisions of Section 9.19(a) above, pursuant to documentation mutually acceptable to the Backstop Tranche A Lenders and the Backstop Tranche B Lenders.  If the Backstop Tranche A Lenders reject the Purchase Offer (or do not so irrevocably accept the Purchase Offer within the required timeframe), the Backstop Tranche B Lenders shall have no further obligations pursuant to this Section 9.19.

Section 9.20.                         Additional Funding.  If the aggregate funding of Loans under this Agreement is ever increased above $200,000,000, then the incremental increase above $200,000,000 may only be funded 48% by the Backstop Tranche A Lenders and 52% by the Backstop Tranche B Lenders.

Section 9.21.                         DIP Orders. In the event of any discrepancy or inconsistency between the terms of any Loan Document and the terms of the applicable DIP Order, the terms of the DIP Order shall control.

Section 9.22.                         Other Financings. Notwithstanding anything contained herein or in any other Loan Document to the contrary, under no circumstances shall the Loan Documents be construed to prohibit or restrict any Loan Party’s ability to market, consider or negotiate alternative debtor-in-possession financings to refinance the Obligations outstanding hereunder.

[Signatures Begin Next Page]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Senior Vice President And Chief Financial Officer

Signature Page to Debtor-in-Possession Credit Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

Cantor Fitzgerald Securities

By:	/s/ James Bond
Name:	James Bond
Title:	Chief Operating Officer

Signature Page to Debtor-in-Possession Credit Agreement

LENDERS:

Cantor Fitzgerald Securities

By:	/s/ James Bond
Name:	James Bond
Title:	Chief Operating Office

Signature Page to Debtor-in-Possession Credit Agreement

AmTrust International Insurance, Ltd.

By:	/s/ Harry Schlachter
Name:	Harry Schlachter
Title:	Treasurer

Signature Page to Debtor-in-Possession Credit Agreement

National General Reinsurance, Ltd

By:	/s/ Peter Rendall
Name:	Peter Rendall
Title:	COO & Treasurer

Signature Page to Debtor-in-Possession Credit Agreement

Kayne Anderson Capital Income Partners (QP), L.P.
By: Kayne Anderson Capital Advisors, L.P., its General Partner

By:	/s/ Michael O’Neil
Name:	Michael O’Neil
Title:	Chief Compliance Officer

Signature Page to Debtor-in-Possession Credit Agreement

Kayne Anderson Income Partners, L.P.

By: Kayne Anderson Capital Advisors, L.P., its General Partner

By:	/s/ Michael O’Neil
Name:	Michael O’Neil
Title:	Chief Compliance Officer

Signature Page to Debtor-in-Possession Credit Agreement

Kaiser Foundation Hospitals

By: Kayne Anderson Capital Advisors, L.P., its Investment Manager

By:	/s/ Michael O’Neil
Name:	Michael O’Neil
Title:	Chief Compliance Officer

Signature Page to Debtor-in-Possession Credit Agreement

Kayne Energy Credit Opportunities, L.P.

By: Kayne Anderson Capital Advisors, L.P., its General Partner

By:	/s/ Michael O’Neil
Name:	Michael O’Neil
Title:	Chief Compliance Officer

Signature Page to Debtor-in-Possession Credit Agreement

Young Men’s Christian Association Retirement Fund

By: Kayne Anderson Capital Advisors, L.P., its Investment Manager

By:	/s/ Michael O’Neil
Name:	Michael O’Neil
Title:	Chief Compliance Officer

Signature Page to Debtor-in-Possession Credit Agreement

River Birch Master Fund L.P.

By:	/s/ Edward O’Connell
Name:	Edward O’Connell
Title:	Director of Operations

Signature Page to Debtor-in-Possession Credit Agreement

P River Birch Ltd.

By:	/s/ Edward O’Connell
Name:	Edward O’Connell
Title:	Authorized Signer

Signature Page to Debtor-in-Possession Credit Agreement

1199 SEIU Health Care Employees Pension Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Allegheny Technologies Incorporated Master Pension Trust,

By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Ascension Alpha Fund, LLC

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Ascension Health Master Pension Trust

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Blue Cross Blue Shield of Michigan - High Yield

By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

California State Teachers’ Retirement System,

By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Employees’ Retirement System of the State of Rhode Island,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

International Union, UAW - Strike Trust
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

International Union, UAW Master Pension,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

John Hancock Fund II Floating Rate Income Fund,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

John Hancock II High Yield Fund,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

John Hancock Variable Insurance Trust - High Yield Trust,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Kaiser Foundation Hospitals,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Kaiser Permanente Group Trust,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Kern County Employees Retirement Association,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Legg Mason Partners Variable Income Trust - Legg Mason Western Asset Variable Global High Yield Bond Portfolio,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Legg Mason Western Asset Global High Yield Bond Fund,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Legg Mason Western Asset Senior Loans Fund,

By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Legg Mason Western Asset US High Yield Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

LMP Corporate Loan Fund, Inc.,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Southern California Edison Company Retirement Plan Trust,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Stichting Pensioenfonds DMS Nederland,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

The Walt Disney Company Retirement Plan Master Trust,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Vantagepoint Funds High Yield Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Bank Loan (Multi-Currency) Master Fund,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Bank Loan (Offshore) Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Floating Rate High Income Fund, LLC
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Global High Income Fund Inc.,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Global High Yield Bond Fund,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Global Partners Income Fund Inc.,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset High Income Fund II Inc.,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset High Income Opportunity Fund Inc. (HIO),
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset High Yield Defined Opportunity Fund Inc.,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset High Yield Fund,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Macro Opportunities Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Managed High Income Fund Inc.,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Middle Market Debt Fund Inc.,

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Middle Market Income Fund Inc.,

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Opportunistic US Dollar High Yield Securities Portfolio, LLC,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Premier Bond Fund,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Short Duration High Income Fund,

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Strategic US Dollar High Yield Portfolio LLC,
By: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

AST Academic Strategies Asset Allocation Portfolio

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Employees’ Retirement System of the State of Hawaii

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Indiana University

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset High Yield Credit Energy Portfolio, LLC

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Opportunistic Value Portfolio, LLC

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Legg Mason Western Asset Global Credit Absolute Return Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Legg Mason Global Multi Strategy Bond Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Western Asset Global Multi Strategy, LLC

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Guidestone Global Bond Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Diago Pension Scheme

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

Signature Page to Debtor-in-Possession Credit Agreement

Highbridge Principal Strategies - NDT Senior Loan Fund L.P.
By: Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

Signature Page to Debtor-in-Possession Credit Agreement

Highbridge Principal Strategies - Specialty Loan VG Fund, L.P.
By: Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

Signature Page to Debtor-in-Possession Credit Agreement

Highbridge Specialty Loan Institutional Holdings Limited
By: Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

Signature Page to Debtor-in-Possession Credit Agreement

HPS Specialty Loan Sector D Investment Fund, L.P.
By: Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

Signature Page to Debtor-in-Possession Credit Agreement

Highbridge Aiguilles Rouges Sector A Investment Fund, L.P.
By: Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

Signature Page to Debtor-in-Possession Credit Agreement

Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P.
By: Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

Signature Page to Debtor-in-Possession Credit Agreement

Highbridge Principal Strategies - Specialty Loan Fund III, L.P.
By: Highbridge Principal Strategies, LLC its Investment Manager

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

Signature Page to Debtor-in-Possession Credit Agreement

Fifth Street Station LLC

By:	/s/ Sean Meeker
Name:	Sean Meeker
Title:	Analyst

Signature Page to Debtor-in-Possession Credit Agreement

Goldman Sachs Asset Management, L.P., on behalf of its participating funds and accounts listed on Schedule A

By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

Signature Page to Debtor-in-Possession Credit Agreement

EXHIBIT A

FORM OF NOTE

$[ ]	, 201

FOR VALUE RECEIVED, MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay [                 ] (the “Lender”) [               ] DOLLARS ($[            ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, on the dates and in the amounts set forth in the Credit Agreement.  All capitalized terms used herein and not otherwise defined that are defined in the Credit Agreement have the meanings as defined in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof until such principal amount is paid in full, at the place and at such interest rates as are specified in the Credit Agreement.

This Note is one of the Notes referred to in, and the Note and all provisions herein are entitled to the benefits and are subject to the terms of, the Debtor in Possession Credit Agreement, dated as of December 17, 2015, among the Borrower, Cantor Fitzgerald Securities, as Administrative Agent and Collateral Agent, and the lenders signatory thereto (including the Lender) (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The obligations of the Borrower hereunder are secured by the Security Instruments (subject to the limitations contained in the Security Instruments and the Credit Agreement).  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the maximum non-usurious interest rate, that at any time or from time to time may be contracted for, charged, taken, reserved or received by a Lender under applicable laws with respect to an Obligation.

The Borrower waives grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate or acceleration, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto.

Exhibit A-1

This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

FORM OF BORROWING REQUEST

[              ], 201[ ]

Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Debtor in Possession Credit Agreement dated as of December 17, 2015 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, Cantor Fitzgerald Securites, as Administrative Agent and Collateral Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)                                     Aggregate amount of the requested Borrowing is $[                          ];

(ii)                                  Date of such Borrowing is [                       ], 201[ ];

(iii)                               Requested Borrowing is to be a Eurodollar Borrowing;

(iv)                              In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [one month];

(viii)                        Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03 of the Credit Agreement, is as follows:

[                                                                                                                                            ]

[                                                                                                                                            ]

Exhibit B-1

The undersigned certifies that he/she is the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

FORM OF

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [            ] of Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Debtor in Possession Credit Agreement dated as of December 17, 2015 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among the Borrower, Cantor Fitzgerald Securities, as Administrative Agent and Collateral Agent and the lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified), to my knowledge after reasonable investigation:

(a)                                 There exists no Default [or specify Default and describe].

(b)                                 No change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 of the Agreement [or specify change].

(c)                                  There exists no filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, in either such case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect [or specify and describe action taken or proposed action to be taken].

(d)                                 No ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect [or specify and describe action taken or proposed action to be taken].

(e)                                  Since [date of the last Compliance Certificate], there has not been any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect [or specify and describe action taken or proposed action to be taken].

EXECUTED AND DELIVERED this [      ] day of [            ], 201[ ].

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit C-1

EXHIBIT D

INTERIM ORDER

(See attached)

Exhibit D-1

EXHIBIT E-1

FORM OF SECURITY AGREEMENT

(See attached)

Exhibit E-1-1

EXHIBIT E-2

FORM OF GUARANTY

(See attached)

Exhibit E-2-1

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Debtor In Possession Credit Agreement, dated as of December 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), among Magnum Hunter Resources Corporation, the Lenders named therein and Cantor Fitzgerald Securities, as Administrative Agent and Collateral Agent for the Lenders.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding (i) accrued interest and fees to and excluding the Assignment Date, and (ii) except with respect to any assignment of the Backstop Commitment or Backstop Loans, any Backstop Fee.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.  Notwithstanding anything set forth herein to the contrary, the effectiveness of this Assignment and Assumption (and the assignment evidenced hereby) is conditioned upon the Assignee concurrently becoming a party to the RSA in accordance with the terms and conditions thereof (and any purported assignment that does not satisfy such condition shall be null and void ab initio).

This Assignment and Assumption is being delivered to the Administrative Agent (with a copy to the Borrower) together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.20(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in a form approved by the Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

[for each Assignee, indicate [another Lender] [Affiliate of Assignor] [Related Fund of Assignor] [Company Competitor]

Exhibit F-1

Assignee’s Address for Notices:

Effective Date of Assignment (“Assignment Date”):

Exhibit F-2

Assignor[s]	Assignee[s]	Tranche [A/B]	Aggregate Amount of Commitment/Loans for all Lenders in such Tranche	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans in such Tranche(1)		Is it a Tranche A/B Solicitation Assignment?	Amount of Commitment/Loans Assigned that are Backstop Commitment/Backstop Loans(2)

			Unfunded Commitment: $	Unfunded Commitment: $			[Yes/No]	Unfunded Backstop Commitment: $
%
			Outstanding Loans: $	Outstanding Loans: $				Outstanding Backstop Loans: $
			Unfunded Commitment: $	Unfunded Commitment: $			[Yes/No]	Unfunded Backstop Commitment: $
%
			Outstanding Loans: $	Outstanding Loans: $				Outstanding Backstop Loans: $
			Unfunded Commitment: $	Unfunded Commitment: $			[Yes/No]	Unfunded Backstop Commitment: $
%
			Outstanding Loans: $	Outstanding Loans: $				Outstanding Backstop Loans: $

(1)  Set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Loans of all Lenders thereunder.

(2)  If the assigned interest has previously been the subject of any Tranche A/B Solicitation Assignment, then the amount of Backstop Loans/Backstop Commitment assigned is $0.

Exhibit F-2

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

Exhibit F-3

The undersigned hereby consent to the within assignment:(3)

CANTOR FITZGERALD SECURITIES, as Administrative Agent

By:

Name:

Title:

(3)         Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

Exhibit F-4

EXHIBIT G

FORM OF JOINDER AGREEMENT

ADDENDUM AND JOINDER TO
SECURITY AGREEMENT AND GUARANTY AGREEMENT

THIS ADDENDUM AND JOINDER TO SECURITY AGREEMENT AND GUARANTY AGREEMENT (this “Addendum”) dated as of             , 201 , is between                     , a                (the “New Subsidiary”) and Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”) in favor of the Lenders (as defined in the Credit Agreement defined below) and Cantor Fitzgerald Securities, as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent (collectively, the “Original Parties”) are parties to that certain Debtor in Possession Credit Agreement dated December 17, 2015 (as the same has been or may be amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Guarantors are parties to that certain Security and Pledge Agreement dated as of even date with the Credit Agreement (as the same has been or may be amended, modified or supplemented from time to time, the “Security Agreement”);

WHEREAS, the Guarantors are parties to that certain Guaranty Agreement dated as of even date with the Credit Agreement (as the same has been or may be amended, modified or supplemented from time to time, the “Guaranty Agreement”);

WHEREAS, the New Subsidiary is required to execute this Addendum pursuant to Section 5.16 of the Credit Agreement; and

WHEREAS, the New Subsidiary desires to become a party to the Security Agreement and the Guaranty Agreement as a “Guarantor” and to receive all of the benefits of and to become subject to the obligations thereof as a Guarantor;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the above-named parties agree as follows:

1.                                      Terms.  Capitalized terms used in the opening paragraph, the recitals and otherwise herein and not defined have the same meaning assigned to such terms in the Credit Agreement.

2.                                      Joinder to and Ratification of Security Agreement and Guaranty Agreement.  By executing and delivering this Addendum, the New Subsidiary hereby (i) becomes a party to the Security Agreement and the Guaranty Agreement as a Guarantor as if the New Subsidiary had originally signed the Security Agreement and Guaranty Agreement and (ii) expressly assumes all obligations and liabilities of a Guarantor thereunder.  The New Subsidiary hereby makes as of the date hereof each of the representations and warranties made by the Guarantors in the Security Agreement and the Guaranty Agreement; provided that (a) any such representations and warranties that were made by the other Guarantors as of an earlier specific date are (i) deemed to be made by the New Subsidiary as of the date hereof rather than as of such earlier date and (ii) deemed to be made by the New Subsidiary only as to information, disclosures and matters as it relates to such New Subsidiary, and (b) any such representations and warranties made as to matters disclosed or set forth in an Annex to the Security Agreement are deemed to be made as to the corresponding Annex attached hereto.  After giving effect to this Addendum, all of the obligations of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents and all of the rights, privileges and interests of the Lenders arising therefrom are hereby agreed to, ratified, renewed, confirmed and brought forward in all respects and the Security Agreement shall serve as security for the Obligations of the New Subsidiary.  All of the terms and conditions of the Security Agreement and the Guaranty Agreement are hereby incorporated herein by reference and are hereby deemed restated in their entirety for the benefit of the Administrative Agent and the Lenders.

Exhibit G-1

3.                                      Security Interest.  As security for the Obligations, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, to the maximum extent allowed by applicable law, a lien and security interest on all of the assets of the New Subsidiary described as Collateral in the Security Agreement, subject to the exclusions contained in the Security Agreement, whether now held or hereafter acquired, of any kind, pursuant to, and in accordance with the terms of the Security Agreement.

4.                                      Authorization to Take Further Action.  The New Subsidiary hereby authorizes the Administrative Agent to file such financing statements and any amendments and extensions thereof as may be necessary or desirable in order to perfect the Liens under the Security Agreement or any modification, extension or ratification thereof.

5.                                      Reliance.  All parties hereto acknowledge that the Administrative Agent and the Lenders are relying on this Addendum, the accuracy of the statements herein contained and the performance of the conditions placed upon the New Subsidiary hereunder.  The New Subsidiary shall execute such further documents and undertake any such measure as may be necessary to effect and carry out the terms of this Addendum and the implementation thereof.

6.                                      Warranties.  The New Subsidiary (a) represents and warrants that it is legally authorized to enter into this Addendum, (b) confirms that it has received copies of the Credit Agreement, the Security Agreement, the Guaranty Agreement and all related documents, and that on the basis of its review and analysis of this information has decided to enter into this Addendum, (c) confirms that it is a Subsidiary of the Borrower that it is required to enter into this Addendum pursuant to Section 5.16 of the Credit Agreement, (d) confirms and agrees that it shall perform each and every covenant applicable to it as a Guarantor as provided in the Security Agreement and the Guaranty Agreement and that it will at all times be in compliance with the terms of the Security Agreement and the Guaranty Agreement and all of the obligations and covenants set forth therein to the same extent as though each and every such agreement and covenant were set forth in their entirety in this Addendum, and (e) agrees to execute and deliver such other documents as may be reasonably required by the Administrative Agent in connection herewith.

7.                                      Updated Information.  Concurrently with this Addendum, the New Subsidiary is delivering a completed New Subsidiary Information List, attached as Attachment A hereto.  The Borrower and the New Subsidiary acknowledge and agree that Annexes 1 through 16, inclusive, of the Security Agreement, have been updated with respect to the New Subsidiary only by the information contained in Attachment A hereto, and, with respect to the New Subsidiary only, are true, accurate and complete representations of the information described and referenced in the corresponding sections of the Security Agreement after giving effect to this Addendum.

8.                                      Choice of Law.  This Addendum shall be governed by and construed under the laws of the State of New York.

9.                                      Ratification; Conflicts.  Any and all conflicts or inconsistencies between the terms and provisions of this Addendum and the Credit Agreement shall be governed and controlled by the terms and provisions of this Addendum.  Except as modified hereby, the Security Agreement and the Guaranty Agreement remain in full force and effect according to their terms.

10.                               Effectiveness.  Upon execution of this Addendum by the New Subsidiary and the Borrower, this Addendum shall become immediately effective and enforceable as to the New Subsidiary and all of the Original Parties.

[Signatures on following pages]

Exhibit G-2

IN WITNESS WHEREOF, the parties have executed this Agreement and agreed to the provisions contained herein effective as of                 , 201 .

NEW SUBSIDIARY:
,
a

By:
Name:
Title:

BORROWER:
MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit G-3

ATTACHMENT A

ADDITIONAL INFORMATION REGARDING THE NEW SUBSIDIARY

The following Annexes as described in the Security Agreement:

Annex 1	Copyright Collateral
Annex 2	Patent Collateral
Annex 3	Securities Collateral
Annex 4	Trademark Collateral
Annex 5	Filing Offices
Annex 6	Debtor Information
Annex 7	Previous Names and Transactions
Annex 8	Offices and Locations of Records
Annex 9	Locations of Inventory and Equipment
Annex 10	Deposit Accounts
Annex 11	Securities Accounts and Commodity Accounts
Annex 12	Instruments and Tangible Chattel Paper
Annex 13	Electronic Chattel Paper
Annex 14	Letters of Credit
Annex 15	Commercial Tort Claims
Annex 16	Third Party Locations

Exhibit G-4

Entity Documents
Provide a copy of all that apply:

Corporation:	Filed Articles of Incorporation/Amendments and Bylaws/Resolutions with Incumbency Certificate
Partnership:	Partnership Agreement and filed/recorded Certificate of Partnership
Limited Liability Company (LLC):	Article of Organization and Operating Agreement/Member or Manager Consent with Incumbency Certificate
Limited Liability Partnership (LLP):	Certificate of registered partnership and partnership agreement

Exhibit G-5

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Debtor in Possession Credit Agreement dated as of December 17, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower in writing, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit H-1-1

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

Exhibit H-1-2

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Debtor in Possession Credit Agreement dated as of December 17, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporate (the “Borrower”), the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit H-2-1

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

Exhibit H-2-2

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Debtor in Possession Credit Agreement dated as of December 17, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit H-3-1

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

Exhibit H-3-2

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Debtor in Possession Credit Agreement dated as of December 17, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower in writing, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit H-4-1

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

Exhibit H-4-2

Schedule 1.01

Permitted Asset Sale

1.              Primrose Field Asset Divestiture — Triad Hunter, LLC (“Triad”) has received offers to purchase all of its right, title and interest in and to approximately 2,400 acres in the Primrose Field located in Lee County, Kentucky.  On October 7, 2015, Triad received two alternative offers to purchase its Primrose Field properties from a buyer. The first bid proposed to acquire all depths for a sum not less than $7,600,000 nor greater than $10,000,000. The second bid proposed to acquire depths from the surface down to the base of the Knox Formation for a sum not less than $6,400,000 nor greater than $8,000,000. Both offers propose to fund the acquisitions with cash due at closing of $4,000,000, to be followed by three annual payments of $1,200,000 in respect of the first bid or three annual payments of $800,000 in respect of the second bid. The remainder would be paid as a fixed portion of the properties’ net revenue over the baseline oil price of $50/bbl until the total maximum consideration is reached, subject to certain limitations.

2.              West Virginia Acreage Trade and Divestiture — Triad and a counterparty have verbally agreed to a trade approximately 490 net acres of leasehold located Ritchie, Tyler and Pleasants Counties, West Virginia and the counterparty also has offered to purchase a 5-year term assignment for $3,500 per net acre on 1,200 to 1,600 net acres from the Rhinestreet Formation down to all further depths. Triad would agree to deliver an 83.5% net revenue interest and retain the existing shallow production. The anticipated purchase price is between $4,200,000 and $5,600,000, with closing to occur within 60 days of execution of a definitive agreement.

3.              Western Kentucky Acreage Divestiture - MHPI is considering the potential sale of interests in the Haley’s Mill, Possum Run, Licking River and Waterflood fields located in Western Kentucky. These assets encompass approximately 2,718 net acres and 120 wellbores. Included in this group of assets is a four to 8” gathering pipeline approximately 10 miles in total length. It is anticipated that the purchase price for this divestiture may be between $1,500,000 and $2,500,000, with closing to occur within 60 days of the execution of a definitive agreement.

4.              Washington & Monroe County, Ohio lease trade - Triad and counterparty have proposed to trade leases in Monroe & Washington Counties, Ohio.  Trade is an NRI acreage based transaction with totals as follows: Triad will trade to counterparty approximately 1,634 NRI acres; counterparty will trade to Triad approximately 1,454 NRI acres. This trade would allow Triad Hunter to substantially increase its Working Interest in nine (9) total units (6 JV Units 3 Non JV Units) and form two (2) new units. Trade would also allow counterparty to form two (2) new Units. The approximated reasonable equivalent value is between $1,500,000 and $2,500,000.  The closing of this transaction is to occur within 45 days after execution of definitive agreement.

Schedule 4.05

Litigation

None.

Schedule 4.14

Subsidiaries

Subsidiary	Owner	Percent of Ownership	Jurisdiction	Organizational ID Number
Magnum Hunter Resources GP, LLC	Borrower	100%	Delaware	4587811
Magnum Hunter Resources LP	Borrower	98%	Delaware	4587813
	Magnum Hunter Resources GP, LLC	2%
Shale Hunter, LLC	Borrower	100%	Delaware	5305083
Triad Hunter, LLC	Borrower	100%	Delaware	4743815
Alpha Hunter Drilling, LLC	Triad Hunter, LLC	100%	Delaware	4776425
Hunter Real Estate, LLC	Triad Hunter, LLC	100%	Delaware	4776468
NGAS Hunter, LLC	Borrower	100%	Delaware	4876985
Bakken Hunter, LLC	Borrower	100%	Delaware	4877001
Magnum Hunter Production, Inc.	NGAS Hunter, LLC	100%	Kentucky	0193715
Energy Hunter Securities, Inc.	NGAS Hunter, LLC	100%	Kentucky	0580835
Sentra Corporation	Borrower	100%	Kentucky	0300833
NGAS Gathering, LLC	Magnum Hunter Production, Inc.	100%	Kentucky	0602945
54NG, LLC	Magnum Hunter Production, Inc.	100%	Kentucky	0728213
Williston Hunter ND, LLC	Borrower	100%	Delaware	4876995
Magnum Hunter Midstream, LLC	Borrower	100%	Delaware	5036220
Triad Hunter Gathering, LLC	Magnum Hunter Midstream, LLC	100%	Delaware	5036224
Magnum Hunter Marketing, LLC	Borrower	100%	Delaware	5036221
Viking International Resources Co., Inc.	Triad Hunter, LLC	100%	Delaware	2159398
Hunter Aviation, LLC	Borrower	100%	Delaware	5058564
Magnum Hunter Services, LLC	Borrower	100%	Delaware	5126444
VIRCO Pipeline of West Virginia, LLC	Viking International Resources Co., Inc.	100%	West Virginia	299110
VIRCO Pipeline of Ohio, LLC	Viking International Resources Co., Inc.	100%	Ohio	2028128
Daugherty Petroleum N.D. Ventures LLC	Magnum Hunter Production, Inc.	100%	Kentucky	0626769

Subsidiary	Owner	Percent of Ownership	Jurisdiction	Organizational ID Number
MHR Management, LLC	Borrower	100%	Delaware	5472683
NSE Hunter, LLC	Borrower	100%	Delaware	5472414
PRC Williston LLC	Borrower	100%	Delaware	4281692
Outback Shale Hunter Pty, Ltd.	Borrower	100%	Australia	169-963-820
Bakken Hunter Canada, Inc.	Borrower	100%	Alberta	813037777
MHR Acquisition Company I, LLC	Borrower	100%	Delaware	5576565
MHR Acquisition Company II, LLC	Borrower	100%	Delaware	5576568
MHR Acquisition Company III, LLC	Borrower	100%	Delaware	5576569
Arkoma Gathering, LLC	NGAS Gathering, LLC	25%	Delaware	3459913
Triad Holdings, LLC	Triad Hunter, LLC	100%	Ohio	GL7764

Schedule 4.16

Properties

None.

Schedule 4.18

Gas Imbalances

None.

Schedule 4.19

Marketing Contracts

None.

Schedule 4.20

Hedging Agreements

ISDA Master Agreement dated as of December 12, 2011 between Citibank, N.A. and Magnum Hunter Resources Corporation, together with all schedules, annexes and confirmations related thereto, the material terms of which are as follows:

Type	Term	Effective Date	Termination Date	Volume	Price
Crude Oil	January - December 2015	December 1, 2015	December 31, 2015	259 bbl per day / 1,570 bbl per day	Floor: $70/bbl High: $120/bbl

Schedule 5.20

Post-Closing Matters

1.              On or before December 31, 2015 (or such later date as acceptable to the Required Tranche Lenders in their sole discretion), the Borrower shall deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Required Tranche Lenders, endorsements naming the Collateral Agent as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its subsidiaries forming part of the Collateral.

2.              On or before December 31, 2015 (or such later date as acceptable to the Required Tranche Lenders in their sole discretion), the Borrower shall deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Required Tranche Lenders, a fully completed copy of Annex 16 (Third Party Locations) to the Security Agreement.

Schedule 6.02

Debt

Debt and other obligations arising under and in connection with:

1.              The Existing First Lien Credit Agreement.

2.              The Existing Second Lien Credit Agreement.

3.              The Senior Notes.

4.              The insurance premium financing with Aon.

Existing Other Secured Debt

Debt and other obligations arising under and in connection with:

1.              Loan and Security Agreement, dated as of February 12, 2010, as amended, restated, modified, supplemented or replaced from time to time prior to the Petition Date, between Alpha Hunter and Wesbanco Bank, Inc., as lender.

2.              Master Loan and Security Agreement, dated as of January 23, 2014, as amended, restated, modified, supplemented or replaced from time to time prior to the Petition Date, between Alpha Hunter and CIT Finance LLC, as lender, including Schedule No. 1 thereunder, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

3.              Loan Agreement, dated as of December 14, 2011, as amended, restated, modified, supplemented or replaced from time to time prior to the Petition Date, between the Borrower and Capital One, National Association, as lender.

4.              Business Loan Agreement, dated as of February 17, 2010, as amended, restated, modified, supplemented or replaced from time to time prior to the Petition Date, between MH Production (as successor to Daugherty Petroleum, Inc.) and Traditional Bank, Inc., as lender.

Schedule 6.03

Liens

The insurance premium financing with Aon is secured by a lien on the financed insurance policy.

Liens arising from and in connection with the Existing Other Secured Debt.

Schedule 6.05

Investments

Minority investments in GreenHunter Resources, Inc., Redstar Gold Corp. and Eureka Hunter Holdings, LLC and their subsidiaries outstanding as of the Closing Date.